EXHIBIT 10.1

COMPOSITE EXECUTION VERSION

NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY “***”. SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

ON COMMAND CORPORATION — MARRIOTT INTERNATIONAL
SERVICE AGREEMENT

EXHIBITS

A	Installation Priority (Section 5.2)
B	Pay-Per-Usage Service Fee (Section 8.4)
C	Revenue Sharing (Section 8.6)
D	Taxes (Section 8.6)
E-1	Basic Cable Channel Lineup (Section 9.2)
E-2	Optional Expanded Cable Lineup
E-3	Broadcast Lineup (Section 9.3)
F	Deliberately left blank

G	Termination Charges (Section 20.3)
H	Generation III Platform (Appendix)
I	Bundled Pricing for Pilot Hotels (Section 8.13)

COMPOSITE EXECUTION VERSION

ON COMMAND CORPORATION — MARRIOTT INTERNATIONAL
SERVICE AGREEMENT

THIS SERVICE AGREEMENT (this “Agreement”) is entered into as of this 21st day of March, 2001 (“Effective Date”) between On Command Corporation (“OCC”), a Delaware corporation, with offices at 7900 E. Union Avenue, Denver, CO 80237, and Marriott International, Inc., a Delaware corporation with offices at 10400 Fernwood Road, Bethesda, Maryland, 20817, on behalf of itself and its majority-owned or controlled affiliates (“Marriott”), sets forth the terms for the provision of services to guests of the hotels covered by this Agreement through an OCC supplied system and related materials.

WHEREAS, Marriott operates hotels for the lodging of guests in separate private rooms or suites that are customarily available for overnight sleeping accommodations;

WHEREAS, Marriott desires to offer Guests the opportunity to purchase in-room electronic entertainment and information services using the System;

WHEREAS, Marriott desires to make Services available to Guests;

WHEREAS, OCC desires to furnish the Services at the Hotels using the System; and

WHEREAS, Marriott and OCC desire to grant each other the rights and obligations necessary to implement the System and offer the Services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I. DEFINITIONS

1.1 Interpretation. Certain terms used in this Agreement are defined in the Appendix (beginning on the page after the signature page). Terms other than those defined within this Agreement shall be given their plain English meaning, and those terms known in the information technology industry shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa. The word “including” and its derivatives shall mean “including but not limited to.”

ARTICLE II. TERM

2.1 Agreement Term. This Agreement shall commence on the Effective Date and shall expire, unless sooner terminated in accordance with this Agreement, on the latest Hotel Termination Date (as the same may be renewed from time to time in accordance herewith, the “Agreement Term”).

2.2 Hotel Term. With respect to a Hotel, this Agreement shall have a term of seven (7) years, which term shall commence on the date on which Marriott and OCC agree that the System has been installed and is fully functional (“Hotel Commencement Date”) and shall expire, unless sooner terminated in accordance with this Agreement, seven (7) calendar years thereafter (“Hotel Termination Date”) (as the same may be renewed from time to time in accordance herewith, the “Hotel Term”). This Section shall be subject to Section 4.2 with respect to certain Hotels with Existing OCC Agreements.

2.3 Renewal. Upon the seventh (7th) annual anniversary of the Hotel Commencement Date with regard to that Hotel the term will automatically renew for a 12-month period (“Renewal Term”), subject to the right of Marriott to terminate without renewal upon giving written notice to OCC not less than sixty (60) days prior to the relevant Hotel Termination Date and the right of OCC to terminate without renewal upon giving written notice to Marriott not less than six (6) months prior to the relevant Hotel Termination Date. The date for termination specified in the notice shall be the last day of the month in which the relevant Hotel Termination Date falls. During a Renewal Term, Hotel may terminate the Agreement at any time upon giving sixty (60) days prior written notice to OCC, and OCC may terminate the Agreement at any time upon giving six (6) months prior written notice to Hotel.

2.4 Termination by Hotel Before End of Term.. Except as provided in Section 20.2 (OCC Default), a Hotel shall have the right to terminate its Hotel Term prior to the expiration thereof only after year five of the applicable Hotel Term, by providing OCC with ninety days prior written notice and paying to OCC the Termination Charge described in Section 20.3 and Exhibit G.

2.5 Preexisting Competitive Commitments. If the Hotel is party to or covered by an existing agreement with a provider of any Competing Service (“Preexisting Competitive Commitments”), at the date of this Agreement, OCC shall not begin installing the System until the earlier to occur of (i) such time as all of the Hotel’s Preexisting Competitive Commitments expire or are terminated or (ii) Marriott determines, in its sole discretion, that the System can be installed and the Services provided notwithstanding the existence of any such Preexisting Competitive Commitment (provided, however, that if pursuant to this clause (ii), Marriott requests that the System be installed in a Hotel prior to removal of the system covered by the Pre-existing Competitive Commitment, installation of the System shall be subject to OCC’s prior written consent, not to be unreasonably withheld). Marriott agrees to cause any Hotel to terminate and not renew each Preexisting Competitive Commitment as soon as reasonably practicable under the circumstances without causing a breach thereunder or incurring any liability thereunder.

ARTICLE III. PILOT

3.1 Pilot. OCC, at its sole cost, will design and install a fully functional System (using the Generation III Platform) in all guest rooms in the following Hotels (the “Pilot Hotels”):

•	Bethesda Marriott

•	Denver Marriott Tech Center

•	San Diego Marriott Hotel and Marina

3.2 Acceptance.

(a) The installation of the System at the Pilot Hotels shall be completed as soon as practicable after the Effective Date, but in any event not later than March 1, 2001. A 30-day trial of the System in the Pilot Hotels shall be completed not later than March 31, 2001.

(b) By no later than *** following the completion of the trial, Marriott shall notify OCC in writing if Marriott has accepted the System or if the System has not performed to its satisfaction. If in such notice Marriott states that it has accepted the System, OCC shall, within *** of receipt of such notice, commence installation of the System (as accepted by Marriott) pursuant to the installation provisions of this Agreement.

(c) If in such notice Marriott states that the System did not perform to its satisfaction, then Marriott shall, within *** of such notice, identify the deficiencies to OCC in writing and OCC shall have an additional *** after receipt of such notice to correct all such identified deficiencies. If at the end of such *** correction period such corrections are not fully effected in Marriott’s reasonable discretion, then Marriott shall have the right to terminate this Agreement with no further liability or obligation hereunder by providing written notice of termination within ten (10) days following completion of such *** correction period, and OCC shall remove the System from the Pilot Hotels pursuant to the provisions of Section 11.3. If Marriott accepts the System following the cure, it shall so notify OCC in writing within *** following completion of such *** correction period, and OCC shall install the System (as modified following the cure) pursuant to the installation provisions of this Agreement.

(d) The date on which Marriott accepts the System in writing following the trial shall be the “Acceptance Date.”

ARTICLE IV. APPLICABILITY TO HOTELS

4.1 Scope. This Agreement applies to all Hotels, subject to Section 2.4 regarding Hotels with Pre-Existing Competitive Commitments.

4.2 Hotels with Existing OCC Agreements.

(a) The parties acknowledge that there are Hotels that have entered into agreements with OCC for delivery of in-room entertainment services (e.g., pay-per-view, cable programming, and the like) prior to having the System installed under this Agreement (“Existing OCC Agreements”). Once such a Hotel installs the System under this Agreement, then as of the Hotel Commencement Date for such Hotel, the Existing OCC Agreement shall be automatically terminated with no liability therefor to the Hotel, OCC, or Marriott, and such Hotel shall be deemed covered by this Agreement.

(b) The parties acknowledge that as part of Marriott’s business, non-Marriott hotels will be converted into hotels that are operated by Marriott under a Covered Brand (“Converted Marriott Hotels”). If a Converted Marriott Hotel entered into an Existing OCC Agreement prior to its conversion, then the Hotel Term for such Converted Marriott Hotel shall be deemed to have commenced on such Converted Marriott Hotel’s original term commencement date under the Existing OCC Agreement. Notwithstanding the foregoing, if OCC installs the System in such

Converted Marriott Hotel under this Agreement, then the Hotel Term Commencement Date for such Converted Marriott Hotel shall be as provided in Article II. In addition, if less than 24 months have elapsed in such Converted Marriott Hotel’s original term under the Existing OCC Agreement, then the Hotel Term Commencement Date for such Converted Marriott Hotel shall be as provided in Article II.

4.3 Adding Covered Brands. In the event that Marriott acquires or develops a new lodging brand after the Effective Date or decides to add an existing brand not then covered by this Agreement, it may add such new brand as a Covered Brand with OCC’s prior written consent, not to be unreasonably withheld. Relevant factors to be considered in determining whether a new brand should be added as a Covered Brand, include the extent to which the new brand is comparable to a then-existing Covered Brand in terms of the target customer segment, average hotel size, and services to be provided. If a new brand is added as a Covered Brand, it shall be treated under this Agreement in the same manner as the most comparable then-existing Covered Brand based on the foregoing factors.

4.4 Franchised Hotels. The Services shall be made available to hotels franchised by Marriott under the Covered Brands (“Marriott Franchised Hotels”) on the same terms and conditions as they are made available to the Hotels. Marriott shall use reasonable efforts to encourage Marriott Franchised Hotels to use the Services, it being understood that Marriott can make no commitments regarding, and has no control over, whether Marriott Franchised Hotels will elect to receive the Services.

4.5 ***

4.6 Departing Hotels. Notwithstanding anything in this Agreement to the contrary, in the event that a Hotel should cease to be managed by Marriott, Marriott will use reasonable efforts to assign to the new hotel owner or manager the terms and obligations of this Agreement as pertaining to such Hotel. Such reasonable efforts shall include providing reasonable cooperation to OCC in the efforts OCC may desire to make to obtain the agreement of the new hotel owner or manager to accept such assignment. In the event that such attempted assignment is not completed despite such exercise of reasonable efforts, this Agreement shall be deemed to have been terminated without termination liability to Marriott.

ARTICLE V. INSTALLATION

5.1 Installation Schedule. On the first day of the month following the Acceptance Date, but no earlier than ***, OCC shall install the System, on the following minimum Room schedule, at the Hotels in accordance with the priority order designated by Marriott with the consent of OCC (such consent not to be unreasonably withheld):

•	1st month:	*** rooms

•	2nd — 3rd months:	*** rooms per month

•	4th — 9th months:	*** rooms per month

•	Thereafter:	*** rooms per month until all Hotels have been installed

Unless otherwise agreed by Marriott, for purposes of the foregoing monthly Room installation requirement, OCC will not be deemed to have installed any of the Rooms in a Hotel unless it has installed the System in all Rooms in such Hotel.

5.2 Initial Priority Designation. As of the Effective Date, Marriott has designated, with OCC’s consent, the initial priority order of Hotels for System installation as set forth in Exhibit A attached hereto (provided that Marriott has accepted the System under Article 3). Marriott shall advise OCC of future installation priorities reasonably in advance so that OCC can meet the installation schedule set forth in Section 5.1.

5.3 Installation Preference. *** Without limiting OCC’s obligations under the foregoing and under Section 5.1: For the first *** following the Acceptance Date, in no event will the Hotels comprise less than *** of the rooms in which the System (or any system substantially similar thereto, i.e., a system based on the platform known as OCX, the Generation III Platform, or any similar or later-developed platform) is being installed by OCC in any month. Thereafter, the *** requirement regarding installations shall continue to apply if OCC has not met its obligations under Section 5.1, until *** Rooms have been installed.

5.4 Additional Installation Provisions.

     (a) The Hotel shall provide such access as OCC reasonably may request to enable OCC to complete the installation of the System and shall provide all Hotel Facilities in reasonable time to allow OCC to complete installation. OCC shall test the System to ensure functionality and adherence to the terms of this Agreement both during and immediately following installation. The Hotel shall provide OCC a secure storage location for its equipment during the installation process.

     (b) *** These costs shall include but shall not be limited to purchasing, installing, and maintaining the System, all cables required by the System or used to connect the System to other Hotel systems such as the property management computer, providing telecommunications connections for high-speed Internet access through the System, and any necessary interfaces with the STSN Internet Access System.

     (c) All equipment installed, provided, or modified by OCC, its agents, or subcontractors shall be listed by the Underwriters Laboratory, Inc. (“UL”) or shall be built to their standards. OCC represents and warrants that all design, equipment, and installation shall be in strict compliance with the National Electrical Code Handbook as published by the National Fire Protection Association and as amended periodically, Federal Communications Commission requirements, and local or other governing codes.

     (d) OCC agrees that the equipment installed and/or the connections to the existing TV or antenna, satellite or cable system will not impair in any way the ordinary reception of broadcast programs or other services on the cable system, or the STSN Internet Access System.

     (e) Installation shall be performed in a professional, workmanlike manner, through use of reasonable care, and in accordance with industry standards. OCC agrees to coordinate with each Hotel any installation, repair, maintenance, replacement, or removal so as to minimize the disruption to or inconvenience of the Hotels’ guests or employees or the daily Hotel operations and so as to initiate and complete those tasks as expeditiously as possible.

ARTICLE VI. SERVICES; SYSTEM UPGRADES

6.1 Services. OCC will perform the Services as described in this Agreement, including providing the In-Room Electronic Services through the System to the Hotels. If any services, functions, or responsibilities not specifically described or enumerated in this Agreement are necessary for the proper performance of OCC’s obligations hereunder, they shall be deemed included within the scope of the Services.

6.2 System Upgrades.

     (a) OCC will upgrade the System, including the software, hardware, and other equipment that are a part thereof***, such that the System installed in each of the Hotels will provide a service to the guest which is consistent in terms of functionality with (i) OCC’s latest offerings to other lodging companies, (ii) in-room entertainment technology offered by other service providers to lodging properties, and (iii) improvements in entertainment and television technology in the lodging industry (collectively, “System Upgrades”). Marriott shall have the right to approve System Upgrades prior to installation in Hotels, such approval not to be unreasonably withheld. In determining whether the System is consistent with (i), (ii), or (iii) above, among the factors to be considered include the extent to which the offerings to which the System is being compared are extant in the lodging industry at hotels which are comparable to then-existing Covered Brands in terms of target customer segment, average hotel size and services to be provided.

          (A) To the extent System Upgrades occur after OCC has installed a System in a Hotel, OCC shall install the System Upgrade in such Hotel as promptly as reasonably practicable (“Retroactive System Upgrade”) under an installation schedule and Hotel proposed by Marriott for OCC’s consent, not to be unreasonably withheld (such priority and schedule to be subject to the installation preference in Section 5.3). The actual costs for a Retroactive System Upgrade, including the costs of any required changes to the MATV System ***

6.3 Technology Committee. OCC will form a technology committee comprised of OCC’s Senior Vice President of Strategic Development and Senior Vice President of Engineering, Marriott’s Chief Information Officer or his/her designee, Marriott’s Senior Vice President of North American Lodging Operations or his/her designee, and a senior STSN representative. This committee will meet quarterly to discuss technological issues in the lodging industry, and to provide guidance on technology development and potential future System Upgrades.

ARTICLE VII. EXCLUSIVITY

7.1 Hotel Exclusivity; No Competing Services. Provided that Marriott accepts the System as provided in Article 3, and subject to the terms and conditions of this Agreement, Marriott agrees that OCC will be the sole and exclusive provider of In-Room Electronic Services at each Hotel during the Hotel Term for such Hotel. Accordingly, Marriott agrees that it will not permit any

Competing Service to be made available to Rooms in the Hotels. Hotels that have, as of the Effective Date, already installed a Competing Service shall be exempt from this exclusivity obligation.

7.2 General Exclusivity. Provided that the Marriott accepts the System as provided in Article 3, and subject to the terms and conditions of this Agreement, Marriott agrees that, for the *** period commencing on the Effective Date, Marriott will not enter into an agreement with any third party to provide a Competing Service for the Hotels. From and after the *** anniversary of the Effective Date, Marriott shall be free to recommend, purchase and/or install any Competing System in any Hotel(s) not then bound by this Agreement, and OCC shall have the right to propose a new agreement to the such Hotel(s) with terms which differ from those set out in this Agreement.

ARTICLE VIII. PAY-PER-USAGE SERVICES

8.1 Pay-Per-Usage Services. “Pay-Per-Usage Services” means in-room electronic entertainment and information services that OCC shall make available to Guests for purchase using the System, which services shall include, without limitation, (i) movies, specialized videos (such as workout, health and exercise), special events and short feature programming (“Movies and Events”), (ii) interactive video games (“Games”), (iii) Internet access by TV and/or otherwise as approved by Marriott in advance (“Internet TV”) (iv) music programming (“Music”) and (v) any other services that OCC and Marriott agree to offer to Guests and for which Guests or other persons at the Hotel are charged a separate fee. The content of all Pay-Per-Usage Services, including, without limitation, all user interface, design and content, positioning and packaging***. The programming of the Pay-Per-Usage Services shall be in accordance with the following:

     (a) Movies and Events. OCC shall provide Guests with multiple (but in no event fewer than *** in any Hotel at any time) in-room Movies and Events that Guests may access on demand using the System. OCC shall select *** the Movies and Events to be made available to the Guests; provided, however, at least *** of such Movies in any Hotel at any time shall be Motion Picture Association of America (“MPAA”) -rated films (“Rated Movies”) and the balance may include other content and other films. Of the Rated Movies, at least *** shall have received ratings of G, PG, PG-13 or R from the MPAA.

     (b) Video Games. OCC shall provide Guests with access to not fewer than *** (at any time at any Hotel) interactive video games using the System, on a ***.

     (c) Internet TV. OCC shall provide Guests with in-room access to the Internet, using a special browser that is part of the System, a Keyboard, the System TV as a display device and, if necessary, an in-room network termination device. Through the Agreement Term, other methods of providing in-room Internet access using the System may also be made available to Guests, with Marriott’s prior written consent.

          (i) “Internet TV Portal” shall mean the start-up screens, all menu screens and the material displayed upon those screens, appearing when Guests access the Internet TV Service.

          (ii) OCC acknowledges that Marriott intends to present a consistent portal experience to its guests, regardless of the method chosen by the guest to access the portal. Accordingly, OCC shall design and develop the Internet TV Portal such that it has substantially the same design elements and look and feel as the portal for the STSN Internet Access System, including the presentation of advertisements and other shared content. In addition, except with respect to OCC trademarks, Marriott shall have the right to replicate the design elements and look and feel of the Internet TV Portal for use by Marriott in other services and venues, such as in web sites developed or used by Marriott.

          (iii) *** The Internet TV Portal, as approved by Marriott, shall be for Marriott’s exclusive use and may not be made available to other hotel companies.

          (iv) The Internet TV Portal shall contain prominent links to Marriott content and services, including the Virtual Personal Concierge and promotional content.

          (v) Marriott may participate in the design and development of the Internet TV Portal. Such participation may consist of providing design and look and feel elements, content, links, features and functions, with OCC’s consent, not to be unreasonably withheld. Use by either Marriott or OCC of third parties to assist in the design and development of the Internet TV Portal shall be subject to mutual agreement. In the event such third parties are used, the costs therefor shall be borne ***.

     (d) Music On Demand. OCC shall provide Guests with in-room music selections which Guests may access on demand using the System, which shall include not fewer than *** compact disk titles by original artists at any time at any Hotel. Guests may customize personal play lists.

     (e) Digital Music Network. OCC shall provide Guests with the ability to listen to any genre of music without searching. The service pre-selects popular songs from hundreds of albums in the chosen category. The System shall include at least *** music genres with more than *** categories and sub-categories.

     (f) Archived Television. OCC shall provide archived television content, consisting of popular TV programming stored by the System for Guest viewing on demand (e.g., archived episodes updated monthly of HBO programs including, as of the Effective Date, Sex and the City and The Sopranos).

     (g) Advertising Insertion Capability. By ***, OCC shall provide the capability to insert paid advertisements of its choice in the programming provided to Guests. If, after such a paid advertisement has been inserted, Marriott objects to such advertisement, it may so notify OCC in writing and the parties will meet promptly to undertake to resolve Marriott’s concerns. *** In no event may inserted paid advertisements contain Inappropriate Content, or promotional or marketing content for Marriott’s competitors. As soon as the System becomes capable of transmitting inserted advertisements to selected chains of hotels or to individual hotels, ***.

     (h) T-Commerce and Other Next Generation Offerings. As part of the System Upgrades, OCC shall provide for the capability for T-Commerce (commerce through the System using the System TV as the user interface), personalization, virtual trade show, and localized convention advertising services, ***.

     (i) Other Services. If, during the Term, OCC wishes to offer additional services to Guests using the System, OCC shall inform Marriott of such desire and OCC and Marriott shall negotiate in good faith to set the terms upon which such services shall be provided to Guests pursuant to this Agreement, such agreed-upon terms to be set forth on an additional exhibit to this Agreement. If OCC and Marriott are unable to reach an agreement on the terms under which the additional services shall be made available to Guests, the parties shall resolve this dispute pursuant to Section 22.3.

8.2 Minimum Delivery Requirement. The System will have the capacity to simultaneously deliver Pay-Per-Usage Services to a minimum of *** of Rooms in each Hotel at any one time. This shall include the capacity to deliver any one Service (such as Video Games, Movies and Events or Internet TV) to each of such rooms.

8.3 Content Approval Rights.

     (a) The parties shall conduct an “Adult Content Link Test” as described in this paragraph. Marriott shall have the right to designate the Hotels to participate in the Adult Content Link Test, provided that it may designate no more than *** Hotels for each Covered Brand, or *** of the Hotels in any particular Covered Brand, whichever is less. For Hotels participating in the Adult Content Link Test, OCC will configure the System so that any Movies and Events receiving an X or NC-17 or similar MPAA rating, or containing equivalent adult content, and any other similar programming or content made available by OCC to Guests through the System, shall be accessible only through a mutually agreed link from the Internet Portal, and shall not be listed, advertised or promoted on the main menu screen or on the Movies and Events menu screen, except as otherwise agreed by the parties. The Adult Content Link Test shall continue for a period of up to *** following commencement thereof. If after the completion of the Adult Content Link Test, the placement of the link to such content has reduced revenues per Room generated by the Pay-Per-Usage Service in any individual Hotel to a level that is more than *** below the average revenues per Room of such Hotel (or similar Hotels, to be identified by the parties during the test) for the 12-month period prior to the test under OCC’s prior system, then the link to such content shall be placed in the standard location on the main menu screens of the System. If the placement of the link has not reduced revenues as described above, then the parties will meet to mutually determine, reasonably and in good faith, a plan for implementing the adult content link placement in other Hotels. Notwithstanding the immediately preceding sentence, if for any six consecutive month period, the revenues of any Hotel in which there is an implemented adult content link, the Pay-for-Usage Service revenues are *** or more below the average revenues from other Hotels in the same brand group in which no adult content link has been implemented (taken as a whole), then the parties will meet to mutually determine, as before, a plan for removing the relevant adult content link.

     (b) ***

     (c) ***

8.4 Pay-Per-Usage Service Fee. *** The initial fees to be charged for each Pay-Per-Usage Service shall be set forth in Exhibit B. Changes to such pricing shall be in accordance with Exhibit B. Based upon the Access Record, Marriott shall cause Hotel personnel to charge and collect from each Guest the Pay-Per-Usage Service Fees incurred by such Guest. On a periodic basis, Marriott shall cause the Hotel to reconcile the Access Record with the System activity reported by the Hotel’s property management system (“Hotel PMS”) and notify OCC as promptly as practicable (but in any event within thirty (30) days) of the Hotel’s discovery of any discrepancies in such reconciliation. If for any reason the Hotel PMS is not functioning properly and/or is incapable of automatically posting and reporting the System activity, Marriott agrees that the Access Record shall be conclusive evidence of System usage, absent manifest error on the part of the Monitoring Unit.

8.5 Access Record. The Monitoring Unit will generate an accurate daily record (the “Access Record”) of the use of the System by Guests, including a record of the Pay-Per-Usage Service Fees attributable to each Room account. *** shall be responsible for all costs associated with the programming of the Monitoring Unit to enable it to provide the Access Record. Marriott or its designee shall be entitled to inspect and test the Monitoring Unit in any Hotel to verify its accuracy.

8.6 OCC Revenue Share Remittance. Within thirty (30) calendar days of the end of each month (such thirtieth day, the “Due Date”), Marriott shall remit to OCC an amount equal to all of the Adjusted Pay-Per-Usage Service Fees incurred by and collected from the Guests for the prior calendar month (plus or minus taxes as set forth in Exhibit D, as such exhibit may be modified by the agreement of the parties), less the Hotel Revenue Share as designated in Exhibit C (such remaining amount to be paid to OCC, the “OCC Revenue Share”).

8.7 Additional Revenue.

     (a) The parties acknowledge that OCC will also be receiving revenues relating to In-Room Electronic Services from third parties (such as revenue from Advertising Insertion and T-Commerce under Section 8.1). Thirty (30) calendar days after the end of any calendar month (“OCC Due Date”), ***.

     (b) The parties acknowledge that a Hotel, prior to the installation of the System, might have already entered into an agreement with a third party for the delivery of cable and broadcast programming services that would otherwise be provided by OCC under this Agreement, and would therefore not be receiving the Cable and Broadcast Programming Services from OCC. ***

8.8 Failure to Remit. If the relevant Hotel fails to remit to OCC the applicable OCC Revenue Share by any Due Date, *** then (i) such unpaid OCC Revenue Share ***, as the case may be, shall bear interest at the rate of one and one half percent (1.5%) per month calculated daily, until paid, unless such rate exceeds the maximum rate allowed by applicable law, in which event the maximum legal rate shall apply.

8.9 Fee Adjustments. The Hotel may adjust the Pay-Per-Usage Service Fees payable by any Guest (an “Adjustment”) in its sole discretion for a dispute concerning Pay-Per Usage Services.

OCC understands and agrees that Marriott shall generally refund the Pay-Per-Usage Services Fees to the Guest in the event the Guest disputes such fee. The parties acknowledge that, for discretionary Adjustments (i.e., for Adjustments not due to a problem with the System) in excess of a certain percentage, OCC may be obligated to pay licensing fees to third party licensors of Rated Movies (“Discretionary Adjustments”). The parties will work together in good faith to mutually determine a reasonable system or process for tracking and reporting Discretionary Adjustments. In the event that Discretionary Adjustments cause OCC to be liable to any third party for license fees for Rated Movies, Marriott shall pay to OCC *** of the aforesaid amounts that OCC is required to therefore pay to its licensor. OCC will, to the extent possible, advise Marriott when, on a cumulative basis, Marriott is approaching the threshold after which OCC will be obligated to pay its licensor for a usage which has been refunded to the guest by Marriott.

8.10 Fee Account. Until the monthly OCC Revenue Share is remitted to OCC, the OCC Revenue Share of the Pay-Per-Usage Service Fees charged to Guests during any such month shall be held in trust for OCC by the Hotels and shall be deemed the property of OCC. ***

8.11 Taxes and Tax Returns. Set forth in Exhibit D is the tax information supplied by OCC applicable to the Pay-Per-Usage Services in the relevant taxing jurisdiction, including tax base, tax rate and exemption policies. OCC represents and warrants that to its knowledge such information is true, correct and complete, and OCC agrees to update this information so as to keep it current through the Agreement Term. Marriott shall cause the Hotel to collect all applicable taxes from Guests based on this information and to keep accurate records of such collections. If, under the laws of the taxing jurisdiction, OCC is responsible for filing returns and paying such taxes to the relevant tax authority, the Hotel shall remit the taxes so collected to OCC at the same time as it remits the OCC Revenue Share. If, under the laws of the taxing jurisdiction, the Hotel is responsible for filing returns and paying such taxes to the relevant tax authority, the Hotel shall file such returns and make such payments in accordance with such laws, and shall provide copies of such returns to OCC. OCC agrees and acknowledges that, notwithstanding the collection and payment obligations of the Hotels set forth in this Section, as between the Hotels, Marriott and OCC, OCC is ultimately responsible for the payment of all taxes (including any and all penalties and interest thereon) applicable to the Pay-Per-Usage Services. OCC shall be solely responsible for filing returns and paying any and all taxes, including without limitation sales, property and/or use taxes, on all System equipment and other property installed at the Hotels by OCC under this Agreement, including repair and maintenance thereto and upgrades thereto.

8.12 Inspections of Books and Records.

     (a) The books and records of the relevant Hotel pertinent to the Services, Adjustments or discrepancies between the Access Record and the Hotel PMS during the Term of this Agreement shall be open to inspection and audit (an “Inspection”) by an authorized representative of OCC upon reasonable advance written request to the Hotel and Marriott. OCC shall have the right to inspect and audit such books and records only for the *** preceding years. OCC must bring any claim resulting from such an audit within *** after completion of such audit. OCC’s right to inspect and audit such books and records shall not extend beyond *** after the expiration or termination of this Agreement with respect to a particular Hotel.

     (b) The books and records of OCC relating to the Services (including related information, data and files and further including information relating to Net Additional Revenue, the allocation thereof to the Hotels during the Agreement Term and the accuracy and results of the Monitoring Units), shall be open to an Inspection by an authorized representative of Marriott or the Hotels upon reasonable advance written request to OCC. Marriott shall have the right to inspect and audit such books and records only for the *** preceding years. Marriott or the Hotel must bring any claim resulting from such an audit within *** after completion of such audit. Marriott’s and the Hotels’ right to inspect and audit such books and records shall not extend beyond *** after the expiration or termination of this Agreement with respect to a particular Hotel.

     (c) Marriott shall cause the relevant Hotel to promptly remit to OCC any fees or other amounts (without interest thereon, unless the Hotel’s relevant actions, as applicable, were made in bad faith in which case interest thereon shall be added at a rate equal to that provided for in Section 8.8) that are owed to it as demonstrated by an Inspection. If OCC has been paid, since the immediately preceding Inspection (or if there has not been a previous Inspection, since the Hotel Commencement Date for the relevant Hotel), less than *** of the OCC Revenue Share that OCC should have been paid during such period (as reasonably determined by OCC as a result of such Inspection), the Hotel shall reimburse OCC for the reasonable cost of such Inspection.

     (d) OCC shall promptly remit to the Hotels (or to Marriott, at Marriott’s request) any fees or other amounts (without interest thereon, unless OCC’s relevant actions were made in bad faith in which case interest thereon shall be added at a rate equal to that provided for in Section 8.8) that are owed to it as demonstrated by an Inspection. If the Hotels (or Marriott, as the case may be) have been paid, since the immediately preceding Inspection (or if there has not been a previous Inspection, since the Hotel Commencement Date for the relevant Hotel), less than ***, OCC shall reimburse Marriott or the Hotels, as applicable, for the reasonable cost of such Inspection.

8.13 Bundled Pricing. Marriott shall have the right, at any time or times during the Agreement Term, to propose “bundled” pricing of one or more of the In-Room Electronic Services, other than feature movies, either separately or together with other services provided by the Hotel (such as local or long-distance telephone services, and/or use of the STSN Internet Access System). Implementation of bundled pricing shall require the written consent of OCC (not to be unreasonably withheld) ***. Bundled pricing shall be subject to OCC’s receipt of any necessary content license amendments or waivers. Bundled pricing may be implemented in some or all of the Hotels. Once commenced, bundled pricing may be terminated by Marriott at any time on reasonable notice to OCC, and the payment by guest for Pay-Per-Usage shall revert to the Pay-Per-Usage Service Fees otherwise provided for in this Agreement. Bundled pricing for the Pilot Hotels under Article III shall be as provided in Exhibit I.

8.14 Withholding. Marriott may withhold payments of amounts disputed in good faith, provided that Marriott promptly notifies OCC in writing of the amount in dispute and pays the amounts not in dispute, and provided further that Marriott proceeds with due diligence to resolve the dispute in a prompt manner.

8.15 Increased Studio Fees. If, at any time during the term of this Agreement, a studio which supplies Rated Movies to OCC raises the costs of those Rated Movies to OCC, Marriott and OCC shall meet and negotiate in good faith as to how those additional costs shall be paid and, in the event that the parties are unable to reach agreement, either party may invoke the provisions of 22.3 for resolution.

ARTICLE IX. FREE-TO-GUEST SERVICES

9.1 General. “Free-To-Guest Services” means in-room electronic entertainment and information services that OCC shall make available free of charge to Guests using the System, which services shall include the following:

     (a) The Cable and Broadcast Programming Services; and

     (b) The Hotel Guest Services,

and such other electronic displays or services that OCC may add from time to time with Marriott’s prior written consent.

9.2 Cable Programming Services. OCC shall provide Cable Programming Services to the Hotels as provided in Exhibits E-1 and E-2, which may be modified as provided herein. Exhibit E-1 sets forth the “Basic Cable Channel Lineup” for each Covered Brand. Exhibit E-2 sets forth the “Optional Expanded Cable Lineup” for all Covered Brands (collectively, the “Cable Lineups”).

     (a) Each Hotel may elect to receive the Basic Cable Channel Lineup or the Optional Expanded Channel Lineup. As of the Effective Date, OCC’s total direct third party costs (amounts actually paid to appropriate third parties for the right to distribute the applicable cable programming) (“Direct Programming Costs”) are listed for each of the Cable Lineups in Exhibits E-1 and E-2, on a per-available-room basis.

     (b) The Cable Programming Services *** to arrive at the fees payable by the Hotel per available room per month for the Cable Lineups. As of the Effective Date, this fee is reflected as the “Hotel Payment” in Exhibit E-1 or E-2, as applicable.

     (c) The parties acknowledge that a Hotel, prior to the installation of the System, might have already entered into an agreement with a third party for the delivery of cable programming services that would otherwise be provided by OCC under this Agreement, and would therefore not be receiving the Cable Programming Services from OCC. In such event, ***. ***. This paragraph shall only apply for the duration of the agreement with the third party for cable programming services, which the Hotel will seek to terminate (or not renew) as soon as reasonably practicable under the circumstances without causing a breach thereunder or incurring any liability thereunder.

     (d) Marriott shall have the right on a Hotel-by-Hotel basis to substitute one or more cable channels that are commercially available in the Hotel’s area for the same number of cable channels in the Cable Lineups. Such substitution *** without such substitutions. In the event that the total Direct Programming Costs are higher with such substitutions, OCC shall so inform the Hotel, which, if it elects to proceed with the substitutions, shall pay the difference in Direct Programming Costs to OCC. It is understood that having certain channels present in all Hotels could, among other things, increase revenue opportunities for the System. Accordingly, the substitution right described in this paragraph shall not apply to the channels identified as “Protected Channels” in Exhibits E-1 and E-1. In addition, OCC may propose changes to the Protected Channels for Marriott’s review and approval, not to be unreasonably withheld.

     (e) The Hotel Payments set forth on Exhibits E-1 and E-2 shall be fixed for a period of *** from the Hotel Commencement Date for all Hotels installed during the *** period following the Effective Date. If during such *** period, but not earlier than ***, the documented Direct Programming Cost to OCC of the Cable Lineups increases by more than *** on an aggregate basis over the preceding twelve months, then ***. In no event may OCC replace the following channels: ***. After the expiration of that *** period, the Hotel Payments for the Cable Lineups may be increased ***, such increase not to exceed *** over the amount paid by the Hotel in the preceding twelve months. To the extent such increase exceeds *** over the preceding 12 months, the Hotels shall have the option to (i) substitute channels on Exhibit E-1 so that the aggregate cost does not exceed a *** increase, or (ii) adjust the revenue sharing under Exhibit C so that OCC recovers the amount of any such increase to the extent it exceeds ***. Marriott shall have the right to audit the Direct Programming Costs associated with any such increases.

     (f) If OCC fails to provide Free-To-Guest Services to a Hotel for at least *** consecutive hours after the Hotel notifies OCC of a System failure such that the Free-To-Guest Services are not adequately received or able to be distributed by a Hotel, then the Hotel shall not be required to make the pro rated Hotel Payments applicable to the days during which the Free-To-Guest Services were not provided.

9.3 Broadcast Programming Services.

     (a) The Broadcast Programming Services include providing to each Hotel the programming from the major broadcast networks identified in Exhibit E-3 (the “Broadcast Lineup”).

     (b) If, at the time OCC installs the System, a Hotel receives the major broadcast networks utilizing a local, off-air antenna, OCC shall adapt the System, at Marriott’s request and at no cost to the Hotel, to enable the Hotel to continue receiving such Major Broadcast Networks using the Hotel’s antenna.

9.4 Additional Cable or Broadcast Programming.

     (a) At any time during the Term, Marriott and or the Hotel, with OCC’s consent which shall not be unreasonably withheld, may elect to add additional channels of programming to the Cable and Broadcast Programming Services beyond the total channels identified in this Agreement in the Cable Lineups and the Broadcast Lineups (as of the Effective Date, *** channels). For each channel added beyond the total channels identified in this Agreement, Hotel shall pay OCC ***. For additions to the Cable Lineup any additional ongoing charge shall be determined pursuant to Section 9.2. For additions to the Broadcast Lineup, any ongoing charge shall be equal to OCC’s Direct Programming Costs, if any, for such additions.

     (b) OCC shall notify the Hotel if a request for additional channels under the prior paragraph would prevent OCC from meeting the minimum delivery requirement described in Section 8.2. In such event, the Hotel must elect one of the following two options: (i) withdraw its request for additional channels; or (ii) agree to pay for any upgrade to the MATV System that would be required to support the additional channels in a manner that would not prevent OCC from meeting its minimum delivery requirement in Section 8.2.

9.5 Cable Permits, Licenses and Approvals. OCC’s delivery of Cable and Broadcast Programming Services is subject to OCC’s ability to obtain all necessary local permits and licenses, a clear signal and receipt of any necessary approvals from any supplier of such Cable and Broadcast Programming Service. OCC shall use commercially reasonable efforts to obtain and keep in effect all such permits, licenses and approvals. If the quality of the signal offering such Service is disrupted, interfered with or otherwise affected by sources beyond the control of OCC the cost to restore non-interrupted Cable and Broadcast Programming Service, to the extent technologically possible, shall be the responsibility of relevant Hotel. Transmission of major broadcast networks at the Hotel may be subject to pricing restrictions and copyright fee payments under applicable federal law on a pass through basis at cost only. If such pricing is assessed directly against OCC, *** to be paid by the relevant Hotel in accordance with Sections 8.6 and 8.8.

9.6 Hotel Guest Services. At such time as the Hotel PMS becomes compatible with the System, OCC shall cause the System to provide certain in-room hotel guest services that Guests may access, through a System TV, including the following (“Hotel Guest Services”):

     (a) Folio review. Folio review allows Guests to summon and examine the current status of their Hotel bills.

     (b) Folio e-mail. Folio e-mail allows Guests to enter an e-mail address to which their folio will then be sent electronically.

     (c) Video Checkout. Video checkout allows Guests to check out of the Hotel.

     (d) Video Messaging. Video messaging allows Guests to summon and read current telephone messages on the in-room TV screen at any time. The Hotel shall be the exclusive contact with the Guest for all Guest inquiries about Video messaging.

     (e) Guest Survey. Guest survey allows Guests to evaluate the quality of various Hotel services using a standardized electronic form.

     (f) Housekeeping Status. Housekeeping status allows the Hotel housekeeping staff to update room status to identify Rooms which have been cleaned or cleaned and vacated. All changes in Room status entered through the television are transmitted to the Hotel PMS for use by the front desk staff.

     (g) Preview/Promotional Channel.

     (h) Hotel Information/Open Channels. Information/Open Channels allow the Hotel to display customized Hotel video, slides, announcements and other content to Guests which Hotel believes would be of interest to Guests. OCC will provide the Hotel with the use of at least *** such channels, and in no event fewer than the number of channels provided to the Hotel by OCC prior to this Agreement (if any).

     (i) Parental Control.

     (j) Multi-lingual Menu Capabilities. Guest menus can be viewed in English, Spanish, Japanese, French, or German. Other languages may be added as requested by Marriott with OCC’s consent, not to be unreasonably withheld.

9.7 Additional Provisions on Hotel Guest Services.

     (a) OCC shall ensure that the System will not allow a Guest to access any message, folio, pay movie, or checkout function or any other service other than those which are applicable to the Room from which access is initiated. OCC shall provide filters, traps, or some other mechanism sufficient to prevent TVs not intended to provide System services or TVs in public areas from receiving images or information intended for System TVs.

     (b) Precise technical specifications for Hotel Guest Services shall be documented and agreed to by Marriott and OCC prior to such Services being implemented in any Hotel. Such specifications shall include a functional description of how the Hotel Guest Services will work and the Guest’s interaction with them, data formats, and data communications protocols, as reasonably required for purposes of interfacing with the Hotel PMS.

     (c) OCC will use reasonable efforts to keep Hotel Guest Services current with changes required to each Hotel PMS. No changes to Hotel Guest Services shall be made by OCC without prior written approval from Marriott. All acceptance testing and certification of the suitability of Hotel Guest Services or Hotel Guest Services technical specifications shall be subject to approval by Marriott..

9.8 Fees for Hotel Guest Services. *** if Marriott or the Hotel request that OCC provide any additional services under Section 9.6, Marriott and OCC shall negotiate in good faith as to what, if any, fees will be charged by OCC for such additional services. OCC shall not be required to perform such additional services until the fees for such additional services have been mutually agreed.

9.9 No OCC Promotions. OCC agrees not to use the System or cause to be presented in any Hotel any commercial or marketing message, information, or service promoting OCC without the prior written consent of Marriott. Publicity regarding the System shall be as provided in Article XIV.

ARTICLE X. MATV SYSTEM; HOTEL PMS

10.1 MATV Initial Upgrade. If a relevant Hotel’s MATV System needs to be upgraded in order to be compatible with the System (which may require the relocation of an existing satellite dish)***. OCC shall not effect any such upgrade without prior notice to and consent of Marriott or the Hotel.

10.2 MATV Maintenance and Upgrades. Following the Hotel Commencement Date for the relevant Hotel, and subject to the other terms and conditions of this Agreement, OCC shall *** maintain the MATV System in good working order (including maintenance of signal quality to the extent within the reasonable ability of OCC to do so) and perform any upgrades thereto, deemed necessary in the reasonable discretion of OCC after consultation with and the consent of Marriott, not to be unreasonably withheld.

10.3 No Other Services On MATV. Marriott hereby agrees that only the Services may be transmitted on the MATV System at any Hotel. If the Hotel wishes to provide any other signal, service or transmission, which is not a Competing Service, on the MATV System (such as videoconferencing), it must obtain the prior written consent of OCC, which consent shall not be unreasonably withheld. OCC may not withhold consent from uses of the MATV System that will not interfere with the use of the System or the delivery of the Services as provided in this Agreement.

10.4 Hotel PMS Interface. OCC will provide the necessary software, ***, to enable the System (including without limitation the Generation III Platform) to interface with the Hotel PMS that Marriott has authorized for use in the Hotels as of the Effective Date (“Standard Hotel PMS”). If, at the time OCC installs the System, the System (including the Monitoring Unit) is not compatible with any Standard Hotel PMS, *** for the purchase and maintenance of any additional hardware or software that may be required to make the System and the Standard Hotel PMS compatible with one another. If, at the time OCC installs the System, any Hotel PMS other than a Standard Hotel PMS (a “Non-Conforming Hotel PMS”) is not compatible with the System (including the Monitoring Unit), *** for the purchase and maintenance of any additional hardware or software that may be required to make the Non-Conforming Hotel PMS and the System compatible with one another. If the Hotel does not take the requisite actions hereunder to enable OCC to connect the System with the Non-Conforming Hotel PMS, the Access Record shall be conclusive evidence of System usage for all relevant purposes under this Agreement. In the event that Marriott or the Hotel alters the Hotel PMS during the Term, Hotel agrees*** to reconnect the System interface with the Hotel PMS.

ARTICLE XI.OWNERSHIP OF THE SYSTEM

11.1 Sole and Exclusive Property.

     (a) The System and all equipment, materials and engineering related thereto that are provided by OCC (excluding any Hotel Installed Property that may be provided by OCC) are the sole and exclusive property of OCC, and Marriott shall not place nor allow to be placed any lien, restriction, encumbrance, mortgage, claim or security interest to be attached to or be made against the System or any such related properties.

     (b) OCC shall have no claim to any software which runs on a computer, data communications device, or other equipment owned or principally used by Marriott. Marriott shall have no claim to any software which runs on a computer, data communications device, or other equipment owned or principally used by OCC. Unless agreed to the contrary in writing, neither party shall have an exclusive claim on any computer interfaces, networking protocols, or data transmissions standards used in connecting OCC computer equipment with Marriott computer equipment. Both parties shall be free to used such interfaces, protocols, or standards as each see fit.

11.2 System Access. The Hotel shall allow authorized personnel of OCC (i) to have reasonable access to Hotel properties, including, without limitation, the MATV System, to conduct the site survey, install the System and conduct routine maintenance, improvements, observation, surveys and monitoring of the System, and (ii) to make any physical alterations to Hotel properties, including, without limitation, the MATV System, that OCC deems necessary, in its reasonable discretion, to satisfy its obligations under this Agreement, provided any such alterations have Marriott’s prior written consent. OCC shall schedule its access to the Hotel in such a manner as to avoid any unreasonable interference with or, disturbance or inconvenience to, the Hotel or the Guests. OCC access to all Hotel premises and equipment shall be in accordance with procedures agreed to by each Hotel.

11.3 System Removal.

     (a) Upon expiration or termination of this Agreement, OCC agrees *** of termination or expiration. If requested by Marriott, OCC shall schedule and handle System removal so as to allow for an orderly transition to an alternative operator. In that event, the terms of this Agreement shall no longer apply and the parties shall negotiate in good faith as to the terms which will govern their transition period relationship. If the parties do not reach agreement, ***. OCC shall continue to provide Marriott’s requested services during the period of transition, and Marriott, on a current basis, shall pay to OCC ***. Any award made under 22.3 shall relate back to the first day upon which this Agreement shall have expired or terminated. OCC further agrees that System removal shall be conducted by OCC as expeditiously as possible with minimum interruption of Hotel TV or MATV offered to guests. System removal will be handled ***.

     (b) If OCC adds to or modifies any part of the MATV system, cabling, amplifiers, wall taps, or any other equipment for the reception and distribution of video or audio which is not exclusively a part of the System, the Hotel may elect to leave the addition or modification in place in which case ownership of said addition or modification shall transfer to Hotel. OCC shall provide written documentation to Hotel detailing changes to the MATV System or other Hotel equipment.

     (c) Upon termination of this Agreement, Marriott shall take all reasonable actions necessary to allow OCC to remove the System promptly.

11.4 System Threatened. In the event that the safety of the System is threatened due to earthquake, flood, fire, strike, civil disruption or similar causes, OCC shall be given immediate access to the Hotel to remove the System. If Marriott or the Hotel becomes aware of any such danger, Marriott shall, or shall cause the Hotel to, use reasonable efforts to promptly notify OCC of such danger, and provide OCC with immediate access to the Hotel to remove the System in accordance with Section 11.3. OCC shall provide the Hotel with reasonable notice of its plans for System removal, and shall remove the System with minimum disruption to Hotel TVs, the

MATV System, and the operations of the Hotel. OCC shall not be responsible to Marriott or the Hotel for any lost revenue incurred as a result of OCC’s removing the System pursuant to this Section. If the System is removed from the Hotel under this Section, OCC shall return the System to the Hotel once such danger or other threatening event ceases to exist.

11.5 Liens and Non-Disturbance. OCC agrees that the OCC Property shall only be subject to liens and similar encumbrances imposed by third parties provided that an agreement has been obtained from the third party for the benefit of and enforceable by Marriott (i) not to disturb the Hotels’ possession or use of the System notwithstanding any default of OCC (including that the third party will not seek to remove the System from the Hotels), and (ii) granting Marriott the right to remedy any default of OCC with respect to such third party (provided OCC shall remain liable to Marriott for the costs of such remedy). Upon Marriott’s request, OCC shall provide Marriott with copies of any documents establishing such liens or encumbrances (including equipment leases and financing documents) to verify compliance with this Section.

ARTICLE XII. HOTEL FACILITIES; COMPLIMENTARY ROOMS

12.1 Hotel Facilities. During the Term, the Hotel shall provide and maintain in good working order, ***, in the space where any part of the System is located (including, without limitation, in each designated Room), signal wiring and connections, electrical power, lighting and sockets, cooling facilities, System TVs and a secure location for all equipment comprising the System (collectively, the “Hotel Facilities”), all in accordance with the specifications agreed to by Marriott and OCC (the “Specifications”). Notwithstanding the foregoing, if installation of the System requires the Hotel to add electrical sockets, ***. If the Hotel cannot comply with the Specifications (as applicable to such Hotel), in good faith, the Hotel may inform OCC of its inability to comply with the Specifications, in which case OCC may revise the Specifications for such Hotel pursuant to good faith negotiations with the Hotel or, if such revisions would materially adversely affect the System in such Hotel, terminate this Agreement as to that Hotel upon written notice to Marriott. The Hotel shall make available all Hotel Facilities within a reasonable period of time in order for OCC to fulfill its obligations under this Agreement.

12.2 Complimentary Rooms. At OCC’s request, the Hotel shall provide a reasonable number of complimentary Rooms at the Hotel for OCC’s personnel during the site survey, the installation process and any maintenance of the System; provided, however, that in no event shall the total room nights exceed *** room nights per *** rooms installed. If no Rooms are available at such times, the Hotel, at its own expense, shall provide rooms for OCC’s personnel at a hotel or other lodging facility within the immediate vicinity of the Hotel. If no rooms are available at a hotel in the immediate vicinity, such survey, installation or maintenance shall be postponed until Rooms at the Hotel or at a hotel or other lodging facility in the immediate vicinity are available.

ARTICLE XIII. OPERATION AND MAINTENANCE OF THE SYSTEM

13.1 Notification of System Failure. Marriott shall cause Hotel personnel to notify OCC promptly by telephone of any failure of the System, as a whole or any component thereof, including, without limitation, any failure of any System functions in any Room. Marriott shall cause the Hotel to create and maintain an accurate record of each instance of System failure or malfunction. For the purpose of such notification, Hotel staff shall call a toll free telephone number provided by OCC which shall be attended twenty-four hours a day seven days a week by OCC staff having the capability of expeditiously dispatching OCC service personnel to the Hotel.

13.2 Responsibility for Damage by the Hotel. Each Hotel shall use reasonable efforts to protect the safety and security of the System and all related property of OCC at all times. Without limiting the generality of the foregoing, each Hotel shall use reasonable efforts to prevent any vandalism, theft, or damage of or to any of the equipment supplied by OCC. Each Hotel shall reimburse OCC for any repairs to or replacements of any portion of the System or any other equipment supplied by OCC under this Agreement necessitated by any breach by the Hotel of the foregoing obligations. If, despite the Hotel’s fulfillment of its obligations hereunder, any System components are lost, stolen, vandalized, or damaged, replacements shall ***. Notwithstanding anything above to the contrary, if the equipment loss to OCC is covered under any Marriott insurance program, Marriott shall make an appropriate claim and remit any relevant payment to OCC, it being understood that Marriott shall not be required to incur costs with respect to such equipment loss in the form of deductibles or payments out of self-insurance programs. OCC may choose to limit supply of replacements to specific Hotels in the event of unreasonable losses are experienced therein.

13.3 No Tampering. Except as otherwise expressly provided in this Agreement or as authorized by OCC, the relevant Hotel shall not tamper with or attempt to make repairs to any portion of the System or any other equipment supplied by OCC under the terms of this Agreement.

13.4 Control Devices. On or before the particular Hotel Commencement Date, OCC shall provide the relevant Hotel with a sufficient number of control devices (“Control Devices”) as will enable Guests to access the Services. Marriott shall cause the Hotel to keep at least one Control Device per System TV in each Room at all times. OCC shall ensure that as part of System installation, it has provided the Hotel with a reasonable number of spare Control Devices (minimum of one for every 50 rooms). Marriott shall cause the Hotel to segregate all spare Control Devices in a safe location until such time as they must be used. If the Hotel needs any additional or replacement Control Devices, OCC shall provide them *** except to the extent they are needed due to a failure by the Hotel to fulfill its responsibilities hereunder, in which event Hotel shall pay OCC for such additional or replacement Control Devices at their then list prices.

13.5 Keyboards. On or before the particular Hotel Commencement Date, OCC shall provide the Hotel with one keyboard per Guest Room (“Keyboards”) so as to enable Guests to access Internet TV. Marriott shall cause the Hotel to keep at least one Keyboard per Room at all times. OCC shall ensure that as part of System installation, it has provided the Hotel with a reasonable number of spare Keyboards (minimum of one for every 50 rooms). If the Hotel needs any additional or replacement keyboards, OCC shall provide them at its cost except to the extent they are needed due to a failure by the Hotel to fulfill its responsibilities hereunder, in which event Hotel shall pay OCC for such additional or replacement Keyboards at their then list prices.

13.6 Power-Up Screen. Subject to the applicable provisions of Article 8, OCC shall at all times control the content and the material displayed on the System TV upon its first receiving power (the “Power-Up Screen”). Marriott or the Hotel shall not display nor allow to be displayed material of any kind on the Power-Up Screen without the prior consent of OCC, not to be unreasonably withheld.

13.7 System Maintenance. OCC shall perform *** on-going service, maintenance, and needed equipment replacement and upkeep for the System, MATV System, off-air/broadcast TV reception and satellite reception equipment and antennas, and all related Hotel TV and cable TV equipment and components during the Term. OCC agrees to maintain a good quality signal through the MATV System.

     (a) Hotel staff shall be responsible for swapping inoperable System TVs with spares maintained in inventory at the Hotel for situations in which a single System TV has failed. As described herein, OCC shall be responsible for diagnosing and repairing failures involving groups of System TVs.

     (b) OCC shall provide on-going service and maintenance for all System TVs in each Hotel, ***. OCC shall contract with a TV service or maintenance organization reasonably acceptable to Marriott for TV repair work.

     (c) Upon being notified by Marriott that a repair or service is required at any Hotel, OCC shall immediately initiate the repair or service, either remotely or by dispatching repair representative(s) to the Hotel if the repair or service cannot be performed remotely (in which event it shall be incumbent on OCC to ensure that these representatives arrive at the Hotel within *** of the time OCC is notified of the service requirement unless such representatives are delayed in transit by Force Majeure). *** OCC’s service representatives shall immediately undertake necessary repairs, either remotely or at the Hotel, to return the System to good working order and said repair services shall be completed within *** of the time OCC is initially notified of the System breakdown unless by reason of fire, accident, natural disaster, or similar cause, the Hotel or the System has been substantially destroyed.

     (d) Marriott shall allow authorized personnel of OCC to have access to the Hotel premises and equipment maintained by OCC in order to conduct routine maintenance, observation and monitoring, to ensure suitable operating conditions and to implement improvements in the System and the MATV System. OCC access to all Hotel premises and equipment shall be in accordance with procedures agreed to by each Hotel.

     (e) If, during the Term, OCC desires to change any component of the System or the MATV System to improve service or to take advantage of technological advancements, OCC shall, in writing, describe to Marriott the plans and specifications for the installation thereof ***. No changes to the equipment, cabling, or software shall be made by OCC without written approval from Marriott, which approval shall not be unreasonably withheld. Such changes approved by Marriott shall be made without disruption of Hotel TVs or MATV service and with minimum interruption of the In-Room Electronic Services.

     (f) OCC shall install, operate, and maintain the System and MATV components provided by OCC in accordance with their reasonable technical specifications (including the Specifications).

     (g) ***

13.8 Reporting. OCC shall deliver to Marriott the following reports sorted by Hotel name.

     (a) On a monthly basis, OCC shall report on:

          (i) All service and maintenance calls received from Hotels including the date, caller, problem reported, status, and resolution.

          (ii) Usage levels (by Hotel and for all Hotels) for each System function or category (e.g., Adult or non-Adult), gross system revenue, revenue per occupied Room, and the number or Pay-Per-Usage Services purchased in each price tier.

     (b) On a quarterly basis, OCC shall report on:

          (i) Revenue received by Hotels.

          (ii) Hotels which are currently served by OCC, and the expiration date for each Hotel.

          (iii) Additional Revenue, and Net Additional Revenues, for the quarter and year-to-date, with notes

     (c) In addition to providing the reports in printed form, OCC shall provide them electronically in a format agreed to by Marriott and OCC.

     (d) OCC shall provide such other reasonable reports and information as Marriott may request, to the extent such reports and information are readily available to, or can be readily generated by, OCC.

     (e) In addition, the parties shall conduct such meetings as Marriott may reasonably request to review the status of the Services, the System, the usage thereof by hotel customers, the trends in the industry, and similar matters.

13.9 Marriott Account Support. OCC will provide ***. The initial assignment, replacement, and reassignment of such person shall be subject to Marriott’s approval, not to be unreasonably withheld. Such person’s duties shall include coordinating installation and rollout activities, supporting the delivery of the Services, coordinating internal communications within Marriott relating to the Services, and such other duties and functions relating to support for the Services as Marriott may reasonably request.

13.10 Conduct of Personnel. Personnel on Marriott or Hotel premises or dealing with Guests will conduct themselves in a professional, courteous manner, will wear appropriate attire and identification, and will comply with the applicable standards and security policies in effect at those premises for business invitees.

13.11 Security. OCC will be responsible for providing reasonable and adequate security for Marriott and for users of the System. OCC shall take reasonable security precautions to prevent unauthorized access to the information or communications of any user of the System. The details of all security measures shall be subject to Marriott’s review prior to implementation, and OCC shall use reasonable efforts to consider and implement Marriott’s reasonable comments and requests. Notwithstanding the foregoing, Marriott understands and acknowledges that the transmissions of data through the Internet are subject to interception and are therefore not inherently secure, and that security measures, including firewalls, logon ids/passwords, and encryption, are not foolproof.

     (a) Such security shall include the following, to the extent achievable through reasonable efforts:

          (i) Room to Room Security — To isolate data travelling to different Guests to prevent a Guest from viewing another Guest room’s traffic. From every location, OCC will block all packets destined for another room in the hotel and block all packets coming from another room in the hotel. This security will be in place except when the Guest or Hotel requests value-added service involving the networking of computers within the hotel (i.e. the Guest explicitly disabled this security.)

          (ii) Hotel to Room Security — To prevent a Guest from being subject to a security risk from the Hotel network. OCC will not allow unauthorized data traffic to pass from the Hotel to the Guest. The Hotel shall be responsible for physical security of the router, switch, the management computer, and other network access points.

          (iii) Internet to Room Security — To prevent a Guest from being subject to a security risk from the Internet which risk is not explicitly created by the Guest or inherent in the Guest’s own action such as downloading an Email message containing a virus.

          (iv) Room to Hotel Security — To completely isolate data travelling to/from any Guest room in a Hotel to the Hotel’s local area network (“LAN”). From every room location, OCC will block all packets destined for the Hotel LAN and block all packets coming from the Hotel LAN back to any room.

          (v) Internet to Hotel Security — To prevent a Hotel from being subject to a security risk from the Internet which is not explicitly created by the Hotel or inherent in the Hotel’s own action such as downloading an Email message containing a virus.

     (b) Without limiting the other provisions of this Section, OCC will implement reasonable intrusion detection and security information logging measures, including: OCC will log and report, in real time to Marriott MCNC, all attempts to gain access to the Hotel LAN by any room or Internet connection. OCC will immediately deactivate any connection to the Hotel LAN upon detection of attempts to gain unauthorized access to the LAN by any room or Internet connection. OCC will not reactivate any connections without obtaining Marriott’s prior approval.

ARTICLE XIV. PUBLICITY REGARDING THE SYSTEM

14.1 Adequate Publicity. Marriott shall, and shall cause Hotel personnel to, adequately publicize to the Guests the existence of and access to the Services. The manner and nature of such publicity shall be at Marriott’s reasonable discretion. Marriott hereby acknowledges that the success of the Pay-Per-Usage Services depends upon the marketing of the Pay-Per-Usage Services and the responding of Hotel personnel to Guest inquiries in a such a manner as to encourage Guests’ use and enjoyment of the Services.

14.2 Marketing Materials. OCC and Marriott shall cooperate on the creation and dissemination of appropriate marketing materials to be placed in the Rooms and any other appropriate area of the Hotel; provided that Marriott for good stated reason may refuse to display any materials which it finds unsuitable for presentation to Guests.

ARTICLE XV. TRAINING AND CONSULTATION

15.1 Training. To enable the Hotels to generate interest in the Pay-Per-Usage Services and to enable Hotel personnel to advise and encourage Guests regarding their use of the Pay-Per-Usage Services, OCC shall provide a training course of at least one but not more than three hours of instruction, for as many employees of a relevant Hotel as Marriott deems desirable, on the operation of the System and the use of the Services. With Marriott’s consent, OCC may also use a web-based training program.

15.2 Consultation. OCC personnel shall be available, at no additional charge, for reasonable telephone consultation to provide further assistance to Hotel personnel regarding operation of the Services seven days a week, 24 hours per day at a toll free telephone number specified by OCC.

ARTICLE XVI. SPECIAL WARRANTIES AND COVENANTS OF HOTEL

16.1 No Public Exhibition. Except as otherwise set forth in this Agreement or as expressly authorized by the applicable copyright holder or licensor, the Services shall be exhibited only in the Rooms, and not in any public areas or lounges of the Hotel (including, without limitation, lobbies, hallways, restaurants, bars, meeting rooms, exercise facilities, etc.). No Service shall be exhibited other than in compliance with this Agreement.

16.2 No Removal of Equipment. Except pursuant to any instructions provided by OCC to Marriott or the Hotel pursuant to this Agreement, Marriott shall not, and shall not permit the Hotel to, remove or tamper with any portion of the System for any purpose whatsoever, except in the case of any emergency where such removal is necessary to ensure safety of the System and Marriott uses reasonable efforts to notify OCC of such removal by telephone.

16.3 Prevention and Notification of Damage or Unauthorized Use. The Hotels will use their reasonable efforts to prevent any unauthorized use or theft of, or vandalism or damage to, the System, any component thereof or any other equipment supplied by OCC under this Agreement. The relevant Hotel shall promptly notify OCC upon discovery of any unauthorized use or theft of, or vandalism or damage to, the System, any component thereof or any other equipment supplied by OCC under this Agreement. Marriott shall cause the Hotel to create and maintain an accurate record of each such instance. Marriott agrees to cooperate with OCC in connection with, and hereby assigns to OCC any prosecution rights it or a relevant Hotel may have with respect to, any criminal investigation, arrest or trial arising out of or relating to any criminal act perpetrated upon any portion of the System.

16.4 Hotel Access to the System. The Hotels may not permit anyone to have access to the System, other than (i) the Hotel’s maintenance personnel to the extent reasonably necessary to enable Hotel to provide the Hotel Facilities, (ii) as expressly authorized by OCC in writing or (iii) as provided pursuant to this Agreement.

16.5 No Unauthorized Viewing. The Hotels shall use reasonable efforts to insure that the only persons who may view the Services in any Room shall be registered Guests of the Hotel and their invitees.

16.6 Media Shall be Secured. The Hotels shall supply a secure location, in compliance with the Specifications, for the storage of physical media containing any element of the Services (“Media”), and such storage space shall not be accessed by or accessible to unauthorized Hotel personnel without the prior mutual written consent of the parties. There shall be no unauthorized use, exhibition or viewing of any Media by any person other than on the System pursuant to the terms of this Agreement. Marriott shall not permit any person under its control to duplicate or make alterations of any kind to the Media. Marriott shall promptly report to OCC any violation of this Section as soon as it becomes aware of such violation.

16.7 Sole Operator. Marriott warrants and represents that it is the operator or management company of the Hotels, that it has full legal power and authority to enter into this Agreement and to perform all of its obligations hereunder, including, without limitation, the power and authority to bind the Hotels to the terms hereof and to cause each Hotel to comply herewith, and that the execution of this Agreement is within Marriott’s as operator or management company of the Hotel. Marriott further warrants and represents that all necessary corporate action has been taken to authorize Marriott to enter into this Agreement and perform all of its obligations hereunder and further warrants and represents that this Agreement has been duly executed and delivered by it and constitutes a valid, legal and binding obligation of Marriott and the Hotels, jointly and severally, enforceable in accordance with its terms.

16.8 MATV System. Marriott warrants that the Hotels own or control the MATV Systems and that there are no restrictions placed by third parties on their use.

16.9 No Incompatible Systems. Marriott shall not, and shall not permit the Hotels or their personnel to, install or allow to be installed any service, system or equipment for connection to, or that in any way relates to, the System that it knows to be incompatible with the transmissions or services of the System, without the prior written consent of OCC.

ARTICLE XVII. INSURANCE

17.1 Liability Insurance.

     (a) Marriott and/or the relevant Hotel shall obtain and maintain, at its sole cost and expense, throughout the term of this Agreement, insurance policies from carriers with an AM Best rating of A-/X or better, that name OCC as an additional insured thereunder (as its interest may appear for property insurance purposes, and to the extent of Marriott’s indemnity obligations for commercial general liability purposes). Said policies shall provide commercial general liability insurance with limits of at least *** and property insurance with a limit of at least *** providing coverage for the perils of fire, extended coverage and special form. A certificate of insurance evidencing such insurance shall be delivered to OCC within thirty (30) days of Hotel’s receipt of such certificate of insurance.

(b) OCC shall obtain and maintain, at its sole cost and expense, throughout the term of this Agreement, insurance policies from carriers with an AM Best rating of A-/X or better, that name the Hotels and Marriott as an additional insured thereunder (as their interests may appear for property insurance purposes, and to the extent of OCC’s indemnity obligations for commercial general liability purposes). Said policies shall provide comprehensive public liability insurance with limits of at least *** and property insurance with a limit of at least *** providing coverage for the perils of fire, extended coverage and special form. A certificate of insurance evidencing such insurance delivered to Marriott within thirty (30) days of OCC’s receipt of such certificate of insurance.

17.2 Worker’s Compensation. OCC shall maintain, at its sole cost and expense, worker’s compensation insurance within statutory limits, and employer’s liability insurance with a *** minimum limit, for all its employees, contractors, agents and representatives that provide any services under the terms of this Agreement.

ARTICLE XVIII. CONFIDENTIALITY

18.1 Confidentiality.

     (a) Marriott and its employees and agents have maintained and will maintain, in confidence, the terms and conditions of this Agreement including the revenue sharing provisions, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by or from OCC personnel or OCC files, and have not and will not reveal the same to any persons not employed by OCC, except: (i) at the written direction of OCC; (ii) to the extent necessary to comply with law or order of a court of competent jurisdiction, in which event Marriott shall so notify OCC as promptly as practicable (and, if possible, prior to making any disclosure) and in all cases shall cooperate with OCC if OCC should seek confidential treatment of such information; (iii) to its auditors, attorneys, and other representatives, provided such auditors, attorneys and other representatives agree to be bound by the provisions of this Paragraph; (iv) to the owners of Hotels and to the owners and operators of Marriott Franchised Hotels as reasonably necessary to describe and promote the Services and to comply with Marriott’s obligations under management and franchise agreements and under applicable law; and (v) in order to enforce its rights pursuant to this Agreement.

     (b) OCC and its employees and agents have maintained and will maintain, in confidence, the terms and conditions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by or from Marriott personnel or Marriott files, and have not and will not reveal the same to any persons not employed by Marriott, except: (i) at the written direction of Marriott; (ii) to the extent necessary to comply with law or order of a court of competent jurisdiction, in which event

OCC shall so notify Marriott as promptly as practicable (and, if possible, prior to making any disclosure) and in all cases shall cooperate with Marriott if Marriott should seek confidential treatment of such information; (iii) to its auditors, attorneys, and other representatives, provided such auditors, attorneys and other representatives agree to be bound by the provisions of this Paragraph; and (iv) in order to enforce its rights pursuant to this Agreement..

18.2 Exceptions. Notwithstanding the foregoing, such confidentiality agreements of Marriott and OCC shall not apply to (i) information that is or becomes publicly available through no violation of such party of its obligations under this Agreement, (ii) information furnished by a third party who to such party’s actual knowledge was not, at the time at which such information was furnished, under a legal, contractual or fiduciary obligation to the other party to keep such information confidential, (iii) information that was in the possession of such party prior to disclosure by the other party, or (iv) information that is the subject of a subpoena or other document request in litigation or from a governmental entity, provided that the receiving party shall give the other party written notice of such requirements prior to disclosure of such confidential information.

ARTICLE XIX. OWNERSHIP RIGHTS

19.1 OCC Property. “OCC Property” shall mean the System, including the functions and components of the System, facts regarding the equipment and materials related thereto, the manner of operation thereof, any printed material obtained from the System and all information, materials, data, software, equipment, documents, images, files, and other property relating thereto, whether tangible or intangible, including computer software, owned, acquired, developed or licensed by OCC prior to or independently of this Agreement. OCC Property includes derivative works of the foregoing even if created during performance under this Agreement. OCC shall retain all right, title and interest, including copyright and patent rights, in and to OCC Property, and Marriott obtains no right, title, or interest therein, except that Marriott is hereby granted a license to use OCC Property for the limited purpose of receiving, using, and otherwise benefiting from the Services in compliance with the terms and conditions of this Agreement. All OCC Property consisting of information shall be deemed to be OCC’s confidential information subject to the confidentiality provisions of this Agreement. Marriott shall not use, assign, convey, or otherwise transfer any OCC Property in any manner other than as expressly instructed by OCC in writing or as otherwise permitted by this Agreement.

19.2 Marriott Property. “Marriott Property” shall mean all information, materials, data, software, equipment, documents, images, files, and other property, whether tangible or intangible, including computer software, owned, acquired, developed or licensed by Marriott prior to or independently of this Agreement. Marriott Property includes derivative works of the foregoing even if created during performance under this Agreement. Marriott shall retain all right, title and interest, including copyright and patent rights, in and to Marriott Property, and OCC obtains no right, title, or interest therein, except that OCC may use Marriott Property for the sole, exclusive and limited purpose of performing the Services in compliance with the terms and conditions of this Agreement. OCC shall comply with the terms of any license or other agreement applicable to such Marriott Property of which it is given notice by Marriott. All Marriott Property consisting of information shall be deemed to be Marriott’s confidential information subject to the confidentiality provisions of this Agreement. OCC shall not use, assign, convey, or otherwise transfer any Marriott Property in any manner other than as expressly instructed by Marriott in writing or as otherwise permitted by this Agreement.

19.3 Know-How; Work Products. Subject to the confidentiality provisions of this Agreement, each party retains the right to use its skill and the knowledge, experience, and know-how, including ideas, concepts, and techniques, whether developed prior to, independently of, or in the course of performing, receiving, or using the Services. If the Services generate work products, then to the extent work products contain OCC Property or Marriott Property, including derivative works thereof created during performance under this Agreement, each party shall retain its ownership rights to its property in such work products. To the extent work products do not contain OCC Property or Marriott Property as described above, ownership rights shall be as follows:

     (a) If the work products were created pursuant to a separate written agreement between the parties relating to ownership rights, such agreement shall control.

     (b) In the absence of such a separate written agreement,

          (i) OCC shall own such work products generated by OCC in the performance of the Services except as provided in the following paragraph. Marriott agrees to execute such documents, and otherwise provide such assistance, as OCC may reasonably request, at OCC’s expense, to accomplish the purposes of this paragraph.

          (ii) Marriott will own work products that were custom-created for delivery to Marriott for Marriott’s specific use, provided that OCC shall have the right to re-use for its own benefit any items from such work products that (A) are of a generic nature and not customized specifically for Marriott, and (B) do not contain, and were not created through substantial use of, Marriott confidential information. OCC hereby assigns all right, title and interest (including copyright and patent rights) thereto to Marriott. OCC agrees to execute such documents, and otherwise provide such assistance, as Marriott may reasonably request, at Marriott’s expense, to accomplish the purposes of this paragraph.

19.4 Customer Information. Marriott Property shall include all customer and/or guest information, including names or other information relating to or traceable to the guest or customer, as well as hotel occupancy information, guest billing information not related to usage of the OCC Service, or other usage data and any other information about actions, services, events, or activities occurring in or requested from Marriott or its managed or franchised hotels. To the extent OCC is in possession of such information, it shall hold such information in trust for Marriott, and OCC may use such data or information only as necessary to provide and improve the Services. By way of clarification, OCC may use aggregate, demographic System usage data for purposes of soliciting advertising from third parties for inclusion in the Services, provided that it does not disclose personally identifiable information, and provided further that it may not disclose that Marriott or any Hotel is the source of such data without Marriott’s prior written consent, which may not be unreasonably withheld.

19.5 Access Record. Marriott and OCC agree that the Access Record shall be the joint property of OCC and Marriott, subject to the following:

     (a) The Access Record shall be deemed the confidential information of each party. OCC shall make available to Marriott information sufficient to ensure proper billing of Guests and other information or usage reports as Marriott may reasonably request to track System usage.

     (b) OCC may review and use the Access Record as necessary to provide the Services and for such other internal analytical, statistical, performance, and business purposes as OCC may reasonably deem appropriate, except that OCC shall not use such Service Record for purposes of contacting Marriott customers and shall not sell, lease, or transfer such information to third parties, nor make any external use of this information in a form which will particularly identify Marriott or its customers.

19.6 Privacy. Each party will respect the privacy rights of anyone using the System and will comply with applicable laws and regulations. The parties will establish a mutually-agreed privacy policy, including providing appropriate mutually-agreed privacy notices and “terms of use” agreements to Guests, and will comply with such policy and agreements. OCC shall not use or process any data traceable to an individual that OCC obtains through providing the Services except as necessary to provide (and enforce rights relating to) the Services.

19.7 Safeguarding of Property. Each party shall establish and maintain reasonable safeguards against the destruction, loss, alteration or unauthorized use of the other party’s property in its possession or control, that in any event are no less rigorous than those used to safeguard its own materials and property.

ARTICLE XX. DEFAULT; FORCE MAJEURE

20.1 Marriott and/or Hotel Default. If Marriott and/or any of its Hotels should (i) breach or default in the performance of any material term or condition contained in this Agreement, and fail to cure, correct or remedy such breach or default within thirty (30) calendar days after receipt of a written notice specifying the nature of such breach or default from OCC; provided, however, that in the event that such cure is not susceptible of cure in such thirty (30) day period, Marriott or the Hotel, as the case may be, shall have such additional time as is reasonably necessary to effect such cure, not to exceed ninety (90) days, if Marriott or such Hotel, as the case may be, commences such cure within such thirty (30) day period and diligently prosecutes such cure; (ii) be adjudicated bankrupt or petition for relief under any bankruptcy, reorganization, receivership, liquidation, compromise arrangement or moratorium statue; (iii) make an assignment for the benefit of its creditors; or (iv) petition for the appointment of a receiver, liquidator, trustee or custodian for all or part of its assets; then, in any of such events, OCC may exercise any or all of the following remedies: (A) on not less than thirty (30) days’ advance written notice to Marriott and such Hotel, cancel and terminate this Agreement as against Marriott or the relevant Hotel, as the case may be, and require the relevant party to promptly provide OCC with access to the Hotel for OCC’s removal of the System; (B) seek injunctive and other equitable relief; and (C) if this Agreement is terminated as to any Hotel, as liquidated damages, and not as a penalty, collect the Termination Charge from the Hotel (and not from Marriott) described in Section 20.3.

20.2 OCC Default. If OCC should (i) breach or default in the performance of any material term or condition contained in this Agreement, and fail to cure, correct or remedy such breach or default within thirty (30) calendar days after receipt of a written notice specifying the nature of such breach or default from Marriott, (ii) be adjudicated bankrupt or petition for relief under any bankruptcy, reorganization, receivership, liquidation, compromise arrangement or moratorium statue; (iii) make an assignment for the benefit of its creditors; or (iv) petition for the appointment of a receiver, liquidator, trustee or custodian for all or part of its assets; then, in any of such events, Marriott may exercise any or all of the following remedies: (A) on not less than thirty (30) days’ advance written notice to OCC, cancel and terminate this Agreement as to the affected Hotels (in the case of a breach that affects only certain Hotels) or in its entirety (in the case of a breach that affects a significant number of Hotels or the System or that relates to OCC’s obligations that are not specific to the Hotels) and require OCC to promptly remove the System from the terminated Hotels or all Hotels, as the case may be; (B) seek injunctive and other equitable relief; and (C) seek such damages and other rights and remedies as Marriott and/or the affected Hotel(s) may have under this Agreement.

20.3 Termination Charge for Termination by OCC under Section 20.1. The Termination Charge which may be due OCC pursuant to Section 20.1 above shall be ***. The parties agree and acknowledge that the actual damages to OCC from a termination of this Agreement to one or more hotels is uncertain, and not susceptible to accurate or precise determination, and that the Termination Charge is a liquidated damages payment and is not intended as a penalty. The Termination Charge shall be the sole remedy of OCC for a termination of this Agreement as to one or more Hotels, and OCC. OCC acknowledges and agrees that payment of the Termination Charge ***. For the avoidance of doubt, the parties acknowledge that the Termination Charge shall not be payable if this Agreement is terminated in its entirety or as to one or more Hotels under Section 20.2 or failure by Marriott to accept the System as set forth in Article 3 herein.

20.4 Force Majeure. “Force Majeure” means circumstances beyond the parties’ reasonable control that prevents a party from performing its obligations under this Agreement, including, without limitation, any act of God, fire, natural disaster, accident (other than as a result of the negligence of the party seeking excuse), act of civil unrest, act of government, or any other cause reasonably beyond the reasonable control of such party. Neither party will be deemed to have breached, or be in default of, this Agreement to the extent that the performance of its obligations or attempts to cure any breach or default are delayed or prevented by reason of Force Majeure; provided, however, this Section shall not prevent OCC from terminating any Service or removing the System until Marriott or the relevant Hotel has cured any breach or default, or come into compliance with its obligations, under this Agreement.

20.5 Infringement Indemnity.

     (a) Each party shall indemnify, defend and hold harmless the other party and its officers, directors, employees and affiliates from any and all losses, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and settlement costs) relating to, resulting from or arising out of or in connection with any violation or infringement by any indemnifying party or its officers directors, employees or affiliates of any intellectual property rights of any third party (including patent, copyright, trademark, and trade secret rights).

     (b) If the System or any part thereof becomes, or in the opinion of OCC may become, the subject of any claim, suit or proceeding for violation or infringement of intellectual property rights of a third party, or in the event of an adjudication that the System or part thereof constitutes such an infringement or violation, or if the use, license, lease or sale of the System or part thereof is enjoined, OCC shall, at its expense and without limiting any of the other rights Marriott may have hereunder: (1) procure for Marriott the rights otherwise granted under this Agreement to the System or part thereof, or (2) replace, modify, or remove the System or part thereof to remedy the infringement or violation. If Marriott determines, in its sole discretion, that such replacement, modification, or removal will have a significant negative impact on the overall functioning of the System, Marriott shall have, in addition to its other rights under this Agreement and without liability to Marriott, the right to terminate this Agreement on thirty (30) days prior written notice. Such right to terminate as set forth in this Section shall only apply if such negative impact is not due to Force Majeure.

20.6 OCC Indemnity. OCC shall indemnify, defend and hold harmless Marriott and the Hotel owners and their respective officers, directors, employees and affiliates from any and all losses, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and settlement costs) relating to, resulting from or arising out of or in connection with any claim by a Guest regarding the System, or any third party claim arising from the actual or alleged breach by OCC of provisions set forth in this Agreement, except to the extent arising from Marriott’s or the Hotel owner’s negligence, willful misconduct, or breach of this Agreement.

20.7 Mutual Indemnity. Each party shall indemnify, defend and hold harmless the other party and its officers, directors, employees and affiliates from any and all losses, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and settlement costs) relating to, resulting from or arising out of or in connection with any of the following: (i) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor; (ii) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor; and (iii) any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person.

20.8 Indemnity for Content. All regulations or laws pertaining to censorship, importation, public performance, distribution or display of text, images, video, sound, music, motion pictures, photographs, and other content via the Services (except for content specifically provided by Marriott) as an in-hotel service or in general shall be complied with by OCC, and OCC shall be solely responsible on a continuing basis to secure at OCC’s expense any and all permits and approvals respecting such content, copyrights, distribution rights, music rights, releases, and any other approvals as may be necessary for the purposes of this Agreement. OCC agrees to indemnify, defend and hold harmless Marriott, Hotel owners, and their respective officers, directors, employees, agents, successors, and assigns, from and against any and all losses, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and settlement costs) relating to, resulting from or arising out of or in connection with any failure of OCC to comply with the foregoing.

20.9 Indemnification Procedures. The parties shall follow the procedures set forth below in seeking indemnification under this Agreement.

     (a) Promptly after receipt by any entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

     (b) If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (a) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (b) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with this Section, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

     (c) If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

ARTICLE XXI. WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

21.1 Warranties. OCC represents and warrants that the Services (including the System) will be provided as described in this Agreement, and that it will perform its responsibilities in a professional, workmanlike manner, through use of reasonable care, in compliance with applicable laws, ordinances, codes, and regulations, and without infringement or violation of the intellectual property rights of third parties (including patent, copyright, trademark, and trade secret rights). OCC further warrants and represents that all necessary corporate action has been taken to authorize OCC to enter into this Agreement and perform all of its obligations hereunder and further warrants and represents that this Agreement has been duly executed and delivered by it and constitutes a valid, legal and binding obligation of OCC, enforceable in accordance with its terms.

21.2 Disclaimer of Other Warranties. Marriott recognizes that this Agreement is for OCC’s provision of the Services described herein and that no part of the System is being sold, rented or leased to the Hotel; THEREFORE, EXCEPT AS OTHERWISE PROVIDED EXPRESSLY IN THIS AGREEMENT, OCC MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SYSTEM OR THE SERVICES, INCLUDING, WITHOUT

LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

21.3 Limitation of Liability. EACH PARTY HERETO EXPRESSLY DISCLAIMS AND SHALL NOT BE LIABLE TO THE OTHER PARTY FOR ANY LIABILITIES OR OBLIGATIONS FOR INCIDENTAL, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR LOST PROFITS (EXCEPT THOSE PERTAINING TO REVENUES UNDER THIS AGREEMENT), WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT (INCLUDING THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT), TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF SUCH LOSS WAS FORESEEABLE OR THE OTHER PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE OCCURRING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SYSTEM, THE PROVISION OF THE SERVICES, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. This provision in no way limits or restricts Marriott from exercising its or a Hotels rights and remedies under this Agreement, and shall not apply to limit a party’s indemnification obligations under this Agreement.

ARTICLE XXII. GENERAL TERMS

22.1 Publicity. Neither party will use the name or trademarks, whether registered or not, of the other party or its affiliates, in any marketing or publicity related communication to a third party (e.g., press release, advertisement, marketing collateral, marketing proposal, or customer list), without prior written consent of the other party. In the case of Marriott, such consent must be obtained from the Executive Vice President, Corporate Communications.

22.2 Choice of Laws. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of New York.

22.3 Arbitration. The parties agrees that any dispute or controversy arising out of or relating to the interpretation, construction, performance or breach of this Agreement that cannot be amicably resolved after good faith discussions shall be resolved by arbitration in accordance with this Section. The arbitration shall be held before a single arbitrator selected by the parties or, if the parties are unable to agree, by the American Arbitration Association (“AAA”), in accordance with the then current rules for arbitration of commercial disputes of the AAA. Unless the applicable parties otherwise agree in a particular instance, the arbitration shall be held in New York, New York. Discovery, if permitted by the arbitrator, shall be conducted in accordance with the Federal Rules of Civil Procedure, except that (1) there shall be no more than ten interrogatories (including subparts) per party, (2) document discovery shall be limited to documents directly relevant to the matter at issue, (3) each party shall be entitled to take no more than five depositions upon oral examination, which in the aggregate shall take no more than five business days, and (4) there shall be no requests to admit. The arbitrator shall schedule the arbitration to be completed no later than six months after initiation of the proceeding, and the parties shall use good faith efforts to comply with this schedule.

     (a) The decision of the arbitrator shall be in writing and shall specify reasons for the decision. Judgment upon the arbitral award may be confirmed by any court having jurisdiction over the party against which enforcement is sought.

     (b) The arbitrator shall have no power to award punitive damages even if permitted to do so under applicable law.

     (c) Any party may seek injunctive or other equitable relief to prevent any breach or threatened breach of another party’s obligations which would cause irreparable harm, or to preserve the jurisdiction of the arbitrator.

22.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (a) Except as specifically provided in this Section, neither party may assign or delegate its rights or obligations under this Agreement without the written consent of the other party, not to be unreasonably withheld.

     (b) Marriott may assign this Agreement without the consent of OCC (i) to any corporate affiliate of Marriott provided Marriott remains liable hereunder, (ii) upon a merger or consolidation involving Marriott, a sale of all or a major part of Marriott’s assets, or a sale of all or a major part of the assets of a line of business in which the Services are used (including the sale of a Covered Brand). Upon an assignment under clause (ii) above, the assignee shall assume in writing the obligations under this Agreement, in which event Marriott shall be released from further liability hereunder except for liabilities accrued prior to assignment.

     (c) OCC shall be deemed to have assigned this Agreement with Marriott’s consent to an entity if such entity acquires ownership or effective control of OCC, provided, however, that such an assignment shall require Marriott’s consent if such an entity is a direct competitor of Marriott; if Marriott refuses such consent and OCC nonetheless desires to so assign this Agreement, Marriott’s sole and exclusive remedy shall be to terminate this Agreement without further liability hereunder except for satisfaction of payment obligations incurred prior to termination.

     (d) In the event that any Hotel is sold to a new owner or is no longer managed by Marriott, the rights, obligations, terms and conditions of this Agreement shall remain in full force and effect and a permitted assignment of this Agreement shall be deemed to have occurred; provided, however, notwithstanding any such deemed assignment, Marriott shall not be released from and shall retain responsibility for any obligations or payments due to OCC which were incurred or arose prior to the effective date of any such sale or change in management company. The provisions of Section 4.6 (Departing Hotels) shall govern assignments under the preceding sentence.

22.5 Modification of Agreement. This Agreement may not be modified or amended except by a written non-electronic agreement signed by OCC and Marriott with a non-electronic signature, and each party is hereby put on notice that any representative of a party purporting to otherwise modify or amend this Agreement shall not have the authority to do so.

22.6 Waivers. No waivers by either party of any breach or default hereunder shall be construed as a waiver of any precedent or subsequent breach or default. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party against which such waiver is to be asserted and only in the specific instance and for the specific purpose for which given. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

22.7 Severability. If a provision of this Agreement is deemed prohibited by applicable law, such prohibition shall not invalidate the remaining provisions of this Agreement.

22.8 U.S. Dollars. All references to “dollars’ or the “$” sign refer to U.S. currency.

22.9 Relationship of the Parties. Nothing contained herein shall be deemed to create a relationship of joint venture, partnership, associates, principal and agent or joint owners in any manner with respect to the Hotel, and nothing in this Agreement creates a partnership, joint venture, franchise, agency or any similar relationship and neither party shall hold itself out to the contrary.

22.10 Cooperation. Each party hereto agrees to cooperate with the other party hereto to effect the transactions contemplated by this Agreement. In addition, Marriott agrees to cooperate with and hereby grant permission to OCC to sign on their behalf any relevant documents (e.g. U.C.C.-Secured Transaction Form) for the purpose of protecting OCC’s interests in its personal property on the premises of the Hotel.

22.11 Licenses. Marriott acknowledges that OCC distributes private programming under licenses from other parties, which parties own copyrights to or have licenses from the copyright owners of programs distributed pursuant to this Agreement, and, as a result, the programming signals distributed pursuant to this Agreement are private and the distribution thereof is limited to the use for which they are licensed. The provision of the Services is licensed for and limited to the uses described in this Agreement.

22.12 Notices. Any notice under this Agreement shall be in writing and shall be delivered by personal service or by United States of America certified or registered mail, with postage prepaid, or by such other overnight courier delivery service. Notice shall be forwarded to the individuals at the addresses specified below. Facsimile numbers are provided as a convenience to the parties only and all facsimile transmissions of any notice must be acknowledged in writing by the recipient thereof, or followed up by one of the approved methods to send notice set forth above.

If to OCC:	If to Marriott:
On Command Video Corporation	Marriott International, Inc.
7900 E. Union Avenue	10400 Fernwood Road
Denver, CO 80237	Bethesda, MD 20817
ATTN: SVP- Sales	Attn: Senior Vice President, Rooms Operations
Telephone: (720) 873-3253	Telephone: 301-380-1670
Facsimile: (720) 873-3397	Facsimile: 301-380-6727
with a copy to:	with a copy to:
[same address as above]	[same address and facsimile as above]
Attn: General Counsel	Attn: Assistant General Counsel, U.S.
Telephone: (720) 873-3420	Lodging Operations, 52-923
Facsimile: (720) 873-3397

22.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and merges and supersedes all prior discussions and understandings between the parties related thereto, whether written or oral.

22.14 Paragraph Headings and Instructions. Paragraph headings have been inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

22.15 Effective Date. This Agreement is effective as of the date first written above, except for those provisions that shall not take effect until the Hotel Commencement Date.

22.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which will together constitute one and the same Agreement.

ON COMMAND CORPORATION		MARRIOTT INTERNATIONAL, INC, on behalf of itself and its affiliates

By:	/s/ JEROME H. KERN	By:	/s/ RICHARD HOFFMAN

Name:	J.H. Kern	Name:	Richard Hoffman
Title:	Chief Executive Officer	Title:	Senior Vice President
Date:	March 21, 2001	Date:	March 21, 2001

ARTICLE XXIII. APPENDIX

DEFINITIONS

1.	“Access Record” shall have the meaning given in Section 8.5.

2.	“Adjusted Pay-Per-Usage Service Fees” means the Pay-Per-Usage Service Fees charged to the Guests by the Hotel, after giving effect to any Adjustments permitted under this Agreement.

3.	“Adjustment” shall have the meaning given in Section 8.9.

4.	“Agreement Term” shall have the meaning given in Section 2.1.

5.	“Broadcast Lineups” shall have the meaning given in Section 9.4.

6.	“Broadcast Programming Services” shall have the meaning given in Section 9.3.

7.	“Cable Lineups” shall have the meaning given in Section 9.2.

8.	“Cable Programming Services” shall have the meaning given in Section 9.2.

9.	“Competing Service” means any system, device or service that is comparable to the In-Room Electronic Services (as presently configured, as may be modified from time to time pursuant to this Agreement) (including any video cassette recorder, game console, digital video disc player, electronic video service, data service that permits downstream data transfers at more than 128 kilobytes per second, or any device or service similar to any of the foregoing, but excluding any clock radio, stereo music console/equipment (e.g., stand-alone CD player for playing Guests’ CDs), the STSN Internet Access System (or substitute system for connecting guest computers to the Internet), and Virtual Personal Concierge.

10.	“Control Devices” shall have the meaning given in Section 13.4.

11.	“Covered Brand(s)” means one or more of the following brands owned by Marriott as of the Effective Date: Marriott Hotels, Resorts and Suites (including Marriott Conference Centers with 140 Rooms or more) (“MHRS”), Renaissance Hotels and Resorts (“Renaissance”), Courtyard by Marriott, Residence Inn by Marriott, Fairfield Inn & Suites by Marriott, TownePlace Suites by Marriott, SpringHill Suites by Marriott and Marriott Conference Centers with fewer than 140 Rooms. A new brand may be added as a Covered Brand pursuant to Section 4.3.

12.	“Direct Programming Costs” shall have the meaning given in Section 9.2.

13.	“Existing Hotels” shall mean Hotels that are managed or owned by Marriott as of the Effective Date.

14.	“Existing OCC Agreement” shall have the meaning given in Section 4.2.

15.	“Force Majeure” shall have the meaning given in Section 20.4.

16.	“Free-to-Guest Services” shall have the meaning given in Section 9.1.

17.	“Generation III Platform” shall mean the System’s technology platform as described in Exhibit H-1 attached hereto. including digital content servers for movies, games and music, an integrated network, field upgrade capability, and appropriate security and privacy features.

18.	“Guests” shall mean the guests of the Hotels.

19.	“Hotel(s)” shall mean the hotels that are operated under a Covered Brand, within the Territory, and that are managed or owned by Marriott. Notwithstanding the foregoing, “Hotels” shall not include any hotel where ***.

20.	“Hotel Commencement Date” shall have the meaning given in Section 2.2

21.	“Hotel Facilities” shall have the meaning given in Section 12.1.

22.	“Hotel Installed Property” shall have the meaning given in the definition of System.

23.	“Hotel PMS” shall have the meaning given in Section 8.4.

24.	“Hotel Revenue Share” means the percent share of total monthly Adjusted Pay-Per-Usage Service Fees to be retained by Hotel after the payment of the OCC Revenue Share.

25.	***

26.	“Hotel Term” shall have the meaning given in Section 2.2.

27.	“Hotel Termination Date” shall have the meaning given in Section 2.2.

28.	“Inappropriate Content” shall have the meaning given in Section 8.3.

29.	“Inspection” shall have the meaning given in Section 8.12.

30.	“Internet TV Portal” shall have the meaning given in Section 8.1.

31.	"In-Room Electronic Services” shall mean Pay-Per-Usage Services and Free-To-Guest Services provided in Rooms to Guests.

32.	“Keyboards” shall have the meaning given in Section 13.5.

33.	“Marriott Franchised Hotels” shall have the meaning given in Section 4.4.

34.	“Marriott Property” shall have the meaning given in Section 19.2.

35.	“MATV System” shall mean the network of cables, wall taps, antennas and specially designed radio frequency signal processing components, which receive, process, amplify and distribute video and audio TV and FM signals from a central location to a multiplicity of TVs within the Hotel.

36.	“Monitoring Unit” means an instrument provided, installed and maintained by OCC at OCC’s sole expense pursuant to the terms of this Agreement that monitors the use of the System by individual Guests and determines the Pay-Per-Usage Service Fees due and payable by each particular Guest.

37.	"Net Additional Revenue” shall mean, for any period, all revenue received by OCC in respect of additional services provided under Section 8.7 of this Agreement***. In the event that Net Additional Revenue for any fiscal year is less than zero, then such negative amount shall not be carried forward to the subsequent fiscal year or any other future period.

38.	“New Hotels” shall mean hotels that become “Hotels” after the Effective Date (i.e., Hotels that are not Existing Hotels).

39.	“OCC Property” shall have the meaning given in Section 19.1.

40.	“OCC Revenue Share” shall have the meaning given in Section 8.6.

41.	“Pay-Per-Usage Service Fees” means the fees charged to the Guests for use of the Pay-Per-Usage Services.

42.	“Pay-Per-Usage Services” shall have the meaning given in Section 8.1.

43.	“Pilot Hotels” shall have the meaning given in Section 3.1.

44.	“Preexisting Competitive Commitments” shall have the meaning given in Section 2.4.

45.	“Protected Channels” shall have the meaning given in Section 9.2.

46.	“Rated Movies” shall have the meaning given in Section 8.1.

47.	“Retroactive System Upgrade” shall have the meaning given in Section 6.2.

48.	“Room” means a separate, private, individually keyed room or suite of rooms in a Hotel, which is customarily available for an overnight sleeping accommodation for Guests.

49.	“Select Service Brands” means one or more of the following Covered Brands: Residence Inn by Marriott, Fairfield Inn & Suites by Marriott, TownePlace Suites by Marriott, SpringHill Suites by Marriott and Marriott Conference Centers with fewer than 140 Rooms. A new brand may be added as a Select Service Brand pursuant to Section 4.3.

50.	“Select Service Hotels” means hotels operated under a Select Service Brand.

51.	“Services” means, collectively, the Pay-Per-Usage Services, the Free-to-Guest Services, and the other services and responsibilities described in this Agreement.

52.	“Specifications” shall have the meaning given in Section 12.1.

53.	“STSN” means Suite Technology System Networks, Inc., a Delaware corporation.

54.	“STSN Internet Access System” means the system provided by STSN to provide Guests in Hotels with access to the Internet from Guest computers, which is installed or which is to be installed in Hotels pursuant to separate agreements between Marriott and STSN, including any successor system and any modifications and enhancements thereof.

55.	“System” means an in-room electronic entertainment, information and business service technology platform which consists of hardware and software ***, to enable Guests to access the Services in each Room of the Hotel and to provide the Services described herein. The System shall initially be delivered on the Generation III Platform, and will be upgraded as provided in this Agreement. For purposes of clarification, the System does not include the Hotel Facilities, the MATV System, the STSN Internet Access System, or Virtual Personal Concierge.

56.	“System TV” means a television receiving set supplied by the Hotel and connected to the System that (i) has a “smart plug” or “smart card” or (ii) is otherwise compatible with the System.

57.	“System Upgrades” shall have the meaning given in Section 6.2.

58.	"Termination Charge” shall have the meaning given in Section 20.3.

59.	“Territory” shall mean the United States (including Puerto Rico but not any other territory or possession of the United States), Mexico and Canada.

60.	"Upgrade Excess Costs” shall have the meaning given in Section 6.2.

61.	"Virtual Personal Concierge” means an integrated, on-line service developed, owned and maintained by or on behalf of Marriott that may be provided to guests through the System and the System TV, and/or the STSN Internet Access System, Marriott.com, personal computers and other access points, which may from time to time include providing concierge-style information and services to guests relating to goods and services outside the Hotel room, including travel, entertainment, dining, sightseeing, shopping, weather, and other such goods and services outside the Hotel; provided, however, that Virtual Personal Concierge shall not include entertainment delivery systems. Virtual Personal Concierge is not a part of the System. In the event that a guest accesses Virtual Personal Concierge through the links on the Internet TV Portal that are described in Section 8.1(c) and makes a purchase of goods or services, and OCC is also offering such goods or services through the Internet TV Portal, any transaction fees or commissions derived by Virtual Personal Concierge from the sale of such goods or services (for avoidance of doubt, excluding reservations at Marriott hotels) shall be treated as Additional Revenue under Section 8.7.

EXHIBIT A
INSTALLATION PRIORITY
(SECTION 5.2)

***

EXHIBIT B
PAY-PER-USAGE SERVICE FEE
(SECTION 8.4)

1.	United States Hotels. The Pay-Per-Usage Service Fee shall be as follows for Hotels located in the United States:

Pay-Per-Usage Service
as described in Section 8.1	Pay-Per-Usage Service Fee

Movies and Events – feature-length Movies	***
Movies and Events – all others (e.g., short features)	***
Video Games	***
Internet TV	***
Music On Demand	***
Digital Music Network Archived Television	***
Time-Shifted Television	***

***

On thirty days prior written notice to Marriott, OCC may increase the Pay-Per-Usage Fees after the first annual anniversary of the Acceptance Date, and annually thereafter, by no more than ***.

2.	Canada Hotels. The Pay-Per-Usage Service Fee for Hotels located in Canada shall be the fees set forth in the table above, converted to Canadian dollars using the then-current exchange rate as published in Currency Cross Rates table (or successor table) in the Wall Street Journal.

3.	Fee Changes. If a OCC desires to change the Pay-Per-Usage Service Fee, it shall so notify Marriott in writing, and at Marriott’s request, shall advise Marriott of its reasons why it intends to make the proposed pricing change. If the parties are unable to reach agreement on a pricing change within 30 days of OCC’s submission of its reasons for the change, OCC may submit the matter to dispute resolution under Section 22.3 for a ruling consistent with the intent of the parties as described below. The parties shall endeavor in good faith to agree on expedited arbitration rules and procedures in order to resolve the pricing issue without major expense or delay. The intent of the parties is to set the Pay-Per-Usage Service Fee at a level that provides a reasonable opportunity to achieve the following, to the extent reasonably attainable: (i) increased revenues, (ii) high usage rates; (iii) high Guest satisfaction; (iv) positive brand image for both parties, and (v) keeping pace with changes in the competitive marketplace and in Guest expectations.

EXHIBIT C
REVENUE SHARING
(SECTION 8.6)

***

EXHIBIT D
TAX SUMMARY
(SECTION 8.6)

State	State Taxing	Movie/PPV/		Tax Type/Rate
Abbrev	Jurisdiction	Games Taxable	Entity Responsible for Tax	(Note 1)

AL	Alabama	N
AK	Alaska	N
AZ	Arizona	Y	OnCommand responsible for remitting tax	Trans.
Privilege/Var.
AR	Arkansas	Y	OnCommand responsible for remitting tax	Sales/Var.
CA	California	N
CO	Colorado	Y	Hotel responsible for remitting tax	Sales/Var.
CT	Connecticut	Y	Hotel responsible for remitting tax	Occupancy/Var.
DC	District of Columbia	Y	OnCommand responsible for remitting tax	G/R & Sales
DE	Delaware	N
FL	Florida	Y	Hotel responsible for remitting tax	Sales/Var.
GA	Georgia	Y	Hotel and OCC responsible for	Sales/Var.
remitting tax
HI	Hawaii	Y	OnCommand responsible for remitting tax	Excise
IL	Illinois	N
ID	Idaho	N
IN	Indiana	Y	OnCommand responsible for remitting tax	Sales/Var.
IA	Iowa	Y	OnCommand responsible for remitting tax	Sales/Var.
KS	Kansas	Y	Hotel responsible for remitting tax	Sales/Var.
KY	Kentucky	N
LA	Louisiana	N
ME	Maine	N
MD	Maryland	Y	Hotel responsible for remitting tax	Sales/Var.
MA	Massachusetts	N

State	State Taxing	Movie/PPV/		Tax Type/Rate
Abbrev	Jurisdiction	Games Taxable	Entity Responsible for Tax	(Note 1)

MI	Michigan	N
MN	Minnesota	Y	OnCommand responsible for remitting tax	Sales/Var.
MS	Mississippi	Y	Hotel responsible for remitting tax	Sales/Var.
MO	Missouri	Y	Hotel responsible for remitting tax	Sales/Var.
MT	Montana	N
NE	Nebraska	Y	OnCommand responsible for remitting tax	Sales/Var.
NV	Nevada	N
NH	New Hampshire	N
NJ	New Jersey	Y	OnCommand responsible for remitting tax	Sales/Var.
NM	New Mexico	Y	OnCommand responsible for remitting tax	Gr. Receipt/Var.
NY	New York	Y	Hotel responsible for remitting tax	Occupancy/Var.
NC	North Carolina	N
ND	North Dakota	Y	OnCommand responsible for remitting tax	Sales/Var.
OH	Ohio	N
OK	Oklahoma	N
OR	Oregon	N
PA	Pennsylvania	Y	Hotel responsible for remitting tax	Sales/Var.
RI	Rhode Island	Y	OnCommand responsible for remitting tax	Sales/Var.
SC	South Carolina	Y	Hotel responsible for remitting tax	Sales/Var.
SD	South Dakota	Y	OnCommand responsible for remitting tax	Sales/Var.
TN	Tennessee	Y	Hotel responsible for remitting tax	Sales/Var.
TX	Texas	Y	OnCommand responsible for remitting tax	Sales/Var.
UT	Utah	Y		Sales/Var.
VT	Vermont	Y	OnCommand responsible for remitting tax	Amusement/Var.

State	State Taxing	Movie/PPV/		Tax Type/Rate
Abbrev	Jurisdiction	Games Taxable	Entity Responsible for Tax	(Note 1)

VA	Virginia	Y	Hotel responsible for remitting tax	Sales/Var.
WA	Washington	Y	OnCommand responsible for remitting tax	Bus & Occp./Var.
WV	West Virginia	N
WI	Wisconsin	Y	OnCommand responsible for remitting tax	Sales/Var.
WY	Wyoming	Y	OnCommand responsible for remitting tax	Sales/Var.

     Note 1: Tax rates will vary based on location of property.

EXHIBIT E-1
BASIC CABLE CHANNEL LINEUP
(SECTION 9.2)

Channels with an asterisk are Protected Channels under Section 9.2.

Marriott Full Service	Renaissance	Courtyard

CNN	CNN	CNN
DISNEY	DISNEY	DISNEY
ESPN	ESPN	ESPN
HBO	HBO	HBO
TNT	TNT	TNT
WTBS	WTBS	WTBS
CNBC	CNBC	CNBC
MSNBC	MSNBC	MSNBC
CNN-H	CNN-H	CNN-H
TWC	TWC	TWC
USA	USA	USA
DISCOVERY	DISCOVERY	DISCOVERY
A&E	A&E	A&E
ESPN 2	ESPN 2	ESPN 2
TRAVEL	TRAVEL	TRAVEL
GOLF	GOLF	GOLF
FOX FAMILY	FOX FAMILY	FOX FAMILY
HBO Family	HBO Family	HBO Family
History Channel	History Channel
***	***	***

[Continued on next page]

SpringHill Suites	Residence Inn	TownePlace Suites	Fairfield Inn

CNN	CNN	CNN	CNN
DISNEY	DISNEY	DISNEY	DISNEY
ESPN	ESPN	ESPN	ESPN
HBO	HBO	HBO	HBO
TNT	TNT	TNT	TNT
WTBS	WTBS	WTBS	WTBS
CNBC	CNBC	CNBC	CNBC
MSNBC	MSNBC	MSNBC	MSNBC
CNN-H	CNN-H	CNN-H	CNN-H
TWC	TWC	TWC	TWC
USA	USA	USA	USA
DISCOVERY	DISCOVERY	DISCOVERY	DISCOVERY
A&E	A&E	A&E
ESPN 2	ESPN 2	ESPN 2
TRAVEL	TRAVEL	TRAVEL
GOLF	GOLF	GOLF
NICK	NICK	NICK
***	***	***	***

EXHIBIT E-2
OPTIONAL EXPANDED CABLE LINEUP
(SECTION 9.2)

Channels with an asterisk are Protected Channels under Section 9.2.

A&E	ESPN	NICKELODEON
BET	ESPN NEWS	SCI-FI
CARTOON NETWORK	ESPN 2	TBS
CNBC	Fox Family	TNN
CNN	FOX REGIONAL SPORTS	TNT
CNNFN	Golf	TOON DISNEY
CNNSI	HEADLINE NEWS	TRAVEL
COMEDY CENTRAL	HBO	TWC
CSPAN	HBO FAMILY	UNIVISION
DISCOVERY	HISTORY CHANNEL	USA
DISNEY	LIFETIME	VH-1
E!	MSNBC
***	MTV

EXHIBIT E-3
BROADCAST LINEUP
(SECTION 9.3)

ABC
CBS
NBC
FOX
PBS, where available as an “off air” station
UPN, where available as an “off air” station
WB, where available as an “off air” station.

EXHIBIT F

Deliberately left blank

EXHIBIT G
TERMINATION CHARGES
(SECTION 20.3)

Termination Charge
Year of Hotel Term	(per Room)

During Year Two	***
During Year Three	***
During Year Four	***
During Year Five	***
During Year Six and thereafter	***

If a Hotel has undergone a Retroactive System Upgrade under Section 6.2, and has elected to extend its Hotel Term in order to deal with Upgrade Excess Costs, then the above table shall be modified so that ***

EXHIBIT H
GENERATION III PLATFORM
(APPENDIX)

•	***

EXHIBIT I
BUNDLED PRICING FOR PILOT HOTELS
(SECTION 8.13)

See attached